FILE

ADDENDUM 111 TO LEASE AGREEMENT

Doted Septembsr 17, 1993,
By and Between
WHP-II, INC. [successor-in-interest to WHP, Inc.), as Landlord, snd
FIRST HEALTH STRATEGIES ITPAl, INC., as Tanant

     This Addendum Ithis "Addendum") is, for all purposes, annexed to and made a part of that certain Lease Agreemont by and between WHP, INC., a Texas corporation, as Landlord ["Landlord"), and FIRST HEALTH STRATEGIES ITPA), INC., a corporation, as Tenant ("Tenant"), with an execution date of September 17, 1993 Itho "Lease") for space in the office building _H' John F. Kennedy Boulevard, Houston, Texas. All terms used herein shall have the meanings assigned therefor in the Lease, except as specifically otherwise set forth herein.

     Notwithstanding any con~rary provisions curtained elsewhere in the Lease, Landk Tenant agree that the Lease is hereby modified and supplemented as set forth hereinbelow:

ExDansion of tho Leased Premises. An area of space of approximately 8.993 net rentable square feet on floor six (6) of the Building as shown on Exhibit Y.A. hereto Ithe "Expansion Area") shall be added to the Leased Premises as of the earlier of June 1, 1996, or (ii) the date of Substantial Completion of the tenant improvements in the Expansion Area (the "Expansion Area Commancement Date"). The total net rentable area ("NRA") of the Leased Premises after the Expansion Area Commencement Date shall be 47.021 net rentable square feet. Improvements shall be made to the Expansion Area as shown in the construction drawings set forth in Exhibit ~A. hereto (the "Tenant Expansion Improvements").

2. Tenant ExDansion ImDrovement Allowance.

1a) Landlord shall pay an amount in respect of any and all actual costs associated with the construction of the Tenant Expansion Improvements, as shown in the construction drawings set forth in Exhibit ~A. hereto, equal to Six and 20/100 Dollars ($6.20) per square foot of NRA Ithe "Expansion Improvement Allowance"). The total allowance shall not exceed Fifty-five Thousand Seven Hundred Fifty-six and 60/100 Dollars (S55,756.60). All construction costs for the Tenant Expansion Improvements which exceed $6.20 per square foot of NRA shall be due and payable to Landlord on a pro rata basis for each respective expansion area at the time of substantial completion of such respective expansion area, as reasonably certified by Darin Jones or his designated successor (hereinafter referred to as "Tenant's Representative") and by Landlord's Representative.

lb) The Tenant Expansion Improvements shall be performed by Landlord. Tenant currently has in its possession construction drawings for the Expansion Area. Tenant shall approve in writing and return the signed-off final construction drawings to Landlord no later than May 13, 1996. Landlord shall have five (51 days from its receipt of said drawings, as approved, to modify or amend such drawings. Should Landlord fail to deliver to Tenant the modified or amended drawings as described herein within such 5-day time period, it shall be presumed that the drawings have been accepted by Landlord as approved by Tenant without further modification by Landlord.

3. Exoansion Area Term. The lease term for the Expansion Area shall commence on the date set forth above for the Expansion Area Commencement Date, and the lease term shall expire on the expiration date of the primary term of the Lease.

r~a

Addendum lil - Page 1 of 3 Pages
4. ExDansion Araa Basa Rantal Pavment Schedule. The base rental payment schedule for the

Expansion Area over the term of the Lease shall be as follows:

The first eleven 111) calendar months at the Expanelon Araa Tarm'

The second twelve 112) calendar months of the Expansion Area Term:

The following soven (7) calendar months of the Expansion Area Term:

614.00 Annual Rata par NRA: $115,410.17 for such 11month period; $10,491.83 per Month.

$14.50 Annual Rate per NRA; $130,398.50 for such 12month period; $10,866.54 per Month.

$15.00 Annual Rate per NRA; $78,688.75 for such 7-month period; $11,241.25 per Month.

Exhibit Y.B. to this Addendum shall contain a recapitulation of the schedule of payments for all areas covered by the Leasa and this Addendum.

5. Waivar of ExDansion ODtion. This agreement for expansion of the Leased Premises to include the additional expansion area of 8 993 square feet of NRA constitutes exercise of all of the expansion rights and options granted to Tenant under the Lease and hereunder. Tenant hereby permanently waives and relinquishes any further expansion options or rights to be exercised under the Lease, as amended, including, without limitation, those which would otherwise be exercisable on the third, fourth and fihh annual anniversaries of the Commencement Date of the Lease under Section 9.03 thereof.

6. ExDansion Area Parkino Permits. As of the Expansion Area Commencement Date, Landlord

hereby agrees to make available to Tenant, and Tenant hereby agrees to take, three 13) parking permits for every one thousand (1,000) square feet of NRA of the Expansion Area [i.e., twenty seven (27) parking permits! to park vehicles in the unassigned and unreserved spaces in the Garage. The parking permits granted hereunder, together wish those granted under the Lease as set forth in Exhibit ~H. thereto, shall total two hundred ninety-three (293) parking permits, shall be at no charge, and shall entitle Tenant to utilize a maximum of 293 parking spaces in the Garage. It is acknowledged by the parties hereto that it may be necessary to issue more than 293 magnetic parking cards because of the number of Tenant's overlapping work shibs and that Tenant's current parking usage exceed the 293 permits granted hereunder, and, therefore, Landlord and Tenant further agree as follows:

(a) Any agreements regarding Additional Parking Permits, whether oral or written, currently in effect shall be modified as of the Expansion Area Commencement Date to reflect the limitations and restrictions on numbers of permits set forth herein; and

(b) At no time shall the total number of parking permits, including Initial Parking Permits,

Additional Parking Permits and/or parking permits related to the Expansion Area, issued to Tenant by Landlord exceed two hundred ninety-three 1293) parking permits, with one hundred forty-five (145) of the total 293 parking permits being for unassigned and unreserved spaces in the Garage and one hundred forty-eight (148) of the parking permits being designated and restricted only to the parking spaces on ramp 4 and level 5 of the Garage; and

(c) As of the Expansion Area Commencement Date, Tenant, at its sole expense, shall be responsible for enforcing the restrictions on parking in the Garage set forth herein, including, without limitation, the arranging of alternate transportation for its employees, such as van pools or other multi-passenger transportation and the immediate removal of vehicles shou)d Tenant's usage exceed the amount of parking spaces permitted hereunder; and

Addendum lil - Page 2 of 3 Pages

Id) Should Tanant or its employees lin this paragraph, herein collectively referred to as

"Tenant") violate the parking restrictions set fonh herein, Landlord shall be entitled to charge Tenant its reasonable out-of-pocket costs for removing Tenant's vehicles, including, without limitation, reasonable towing fees and a reasonable fee per vehicle to cover Landlord's extra overhead expense, if any, in enforcing the parking restrictions; provided, however, Landlord shall not undertake to tow any vehicle, unless such vehicle or the permit holder in whose name such vahicl6 is registered with Landlord is not promptly moved aher reasonable notice and the same permit holder or vehicle has been the subject of three (3) or more violations. Should Tenant violate these parking restrictions (hereinaher, a "Parking Violation"), Landlord shall provide written notice to Tenant at the Laased Premises with a copy to Mr. Keith Kinghorn, Senior Vice President, First Health Strategies (TPA), Inc., 6975 Union Park Center, Suite 600, Salt Lake City. Utah 84047. Should Tenant's Parking Violations exceed three (3) in any calendar month, in addition to any other fees, costs or overhead reimbursement provided above, Tenant, at Landloro"s option, shall pay to Landlord a penalty in the amount of $100.00 per violation for each Parking Violation in excess of three (3) per calendar month. This penalty is agreed by the panics hereto to be reasonable and as consideration for Landlord waiving any rights to declare a default by Tenant under the Lease for any such Parking Violations.

7. Lease Remainino in Effect. To the extant that terms, contents and conditions of the Lease and any amendments, addenda or exhibits thereto, executed prior to the date hereof conflict with the terms of this Addendum, this instrument shall control, otherwise the terms contents and conditions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

LANDLORD:

TENANT:

WHP-II. INC.

homas J. Trzano (i, President
     Date: /3 . 1996

FIRST HEALTH STRATEGIES ITPA), INC.



By:

Nams:
Data: 1996


Addendum lil - Page 3 of 3 Pages


Month 1   07-9b  39,745.83  10,491.83  50,237.66
Month 2   08-96  39,745.83  10,491.83  50,237.66
Month 3   09-96  39,745.83  10,491.83  50,237.66
Month4    10-96  39,745.83  1O,491.83  50,237.66
Mondl 5   11-96  39,745.83  10,491.83  50,237.66
Montb 6*  12-96  40,S38.08  10,491.83  S1,029.91


Step nte Increase Prlmary Space

Prlmary Area Expanebn Area


Base Rental  Base Rental

      Total  |

Payment |


Year 1997
Month7      01-97      40,538.08  10,491.83  51,029.91
Mond  8     02-97      40,538.08  10,491.83  51,029.91
Month 9     03-97      40,538.08  10,491.83  51,029.91
Month 10    04-97      40,538.08  10,491.83  51,029.91
Month 11    05-97      40,538.08  10,491.83  51,029.91
Month 12*  OrS-97      40,538.08  10,866.S4  5l,404.62
Month 13    07-97      40,538.08  10,866.54  51,404.62
Mond  14    08-97      40,538.08  10,866.54  51,404.62
Month 15    09-97      40,538.08  10,866.54  51,404.62
Month 16    10-97      40,538.08  10,866.54  51,404.62
Month 17    11-97      40,538.08  10,866.54  51,404.62
Month 18**  12-97      41,330.3S  10,866.54  52,196.89

*Step rate Increase Expandon Space

*Step rate Increase Primary Space

Prlmary Area  Expaerhn Area       Total

Base Rental   Base Rental      Payment

              Year 1998


Month 19      01-98    41,330.35  10,866.54  52,196.89
Month20       02-98    41,330.35  10,866.54  52,196.89
Month 21      03-98    41,330.35  10,866.54  52,196.89
Man 22        04-98    41,330.35  10,866.54  52,196.89
Mond  23      05-98    41,330.35  10,866.54  52,196.89
Month 24*     06-98    41,330.35  11,241,2S  S2,S71.60
Month 25      07-98    41,330.35  11,241.25  52,571.60
Month 26      08-98    41,330.35  11,241.25  52,571.60
Month 27      09-98    41,330.35  11,241.25  52,571.60
Month28       10-98    41,330.35  11,241.25  52,571.60
Month 29      11 -98   41,330.35  11,241.25  52,571.60

*Step rate Increase Expanshn Space

 DIRECT GLUE DOWN - cur FILE (TENANT WARRANrr WArVER)
MMSTRONG IMFERIALTEXTIIRE#51941 FOLAR WHITE

AREAS NOTED


BREAlt AREA AS NOTED

NEWTHROUGHOqT

ON ALL EXFOSED MILLWDRI SURFACES

NEW THROUGHOUT

VINYL COMFOSmON


RUBBER BA5E

ROF E 2 12 RUBBER CDVE BASE #X

FLASlIC LAMINATE
FAINT

_ WIL50NMT FLATINUM #D 315-60

DEVOE #2 H 39F NICICEL - FLAT BUILDING I

STANDARD FINISH

NOTE: 1) NEW BUILDING STANDARD FINISHES THROUGHOUT A5 SPEaFIED - FXIS11NG SLAB SFACE
     2) FLOORING MUSt BE FREPARED AS REQUIRED FDR NEW FINISHES THROUGHOUT

~ ~:~_

#    8IZE  DE8CRIPTION  1~   REMARI;S
                        ..

     BUILDING 5TANDMD rLASTIC LAMINATE PAS~AClt SET IIISH D"D NBl' SO HASCH
     ~J 3~-0. X 9~-0. E'INISH, SOLID CORE RACO DOOR IIITN BOLT IIISB 5 L'B. DOOR 8UILDINC :ISAIIDARD
     WILDING 5SANDMD RACO DOOR I1IAHE CLOSISR ~
     BUILDING 5TAIIDMD PBA5SIe LAMINATE DlileSY PASSAC8i 5ET5 FOR NEH - SO OPEN lE0

\~ 6~-0- X 9~~0- FINI5N, 50LID CORZ RACO DDUBLE DCORS DWBLIt DOORS IIISH IALL BOTH DOORS
     IIITH WILDING STANDARD RACO DOOR ).UNSED DOOlt I'UHPBRS OrERASIONAL
                            PRAHESWLI./PUSH LATCH AT TOP
                        OP DOOR AIID TRAeX
     BUILDING 5SANDMD PLaSTIC LUlINATZ PASSACN SOT IItTH 5 LB,. NEII TO MATCH ~J 3~~0. X 9~~0- FINI511, 50LID CORB RACO DOOR IlITH DOOR CLOSER MD IU.LL BNILDIDG STANDARD
     BUILDING SSANDARD RACO DOOR FRAME I~NTED DOOR B8HPZR
     WILDING STAYDMD ELASTIC LAHINASr PASSACN SET IIISN IUIL NEII SO MASCH

3~-0- X 9~-0- FINISN' SOLID CORe RACO DOOR NISH HWNSIlD DOOR BIIHPBR BIIILDDIG SSANDARD WTLDING 5.rAllDAR3 RACO BO;DR FRA - F -

     W

NOTZ 1)G.C. SO PROVIDE LBVBR SYPB BUILDING STANDARD NARDNARB T~ICNODT. SBRG~T IIB115 5BiRCtS5 POI~SH CHRt~ FINISH
     _~ SOLID CORE DOOR, PLASTIC LAMINATE FINISN ~ FIGURBD MAROGANY
#7040A

~_rc~ ~u n~. ~ - - r~

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







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







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`~,Y~Y.~. I his amount is to be amortized monthly over the primary temm of the Lease at an annual interest rate of nine percent (9%) according to Attachment 1. "Amortization Schedule".

ITEM #2. It shall be furthermore understood and agreed by both Landlord and

Tenant that the Base Rental rate set forth in Section 2.01 and Addendum II of the Lease shall be increased by such monthly amortization, and the Base Rental Payment Schedule has been revised as follows, effective as of June 1, 1994:

0~01-94 through 11-30-94: S10.S4 Rate. S400,093.98 Annual Rental. S33,407.83
per Month.
12-01-94 through 11-30-95: S11.54 Rate. S438,921.96 Annual Rental. S36,576.83
per Month.
12-01-95 through 11-30-96: S12.54 Rate. S476,949.96 Annual Rental. S39,745.83
per Month.
12-01-96 through 11-30-97: S12.79 Rate. s48e,458.98 Annual Rental. S40,S38.08
per Month.
12-01-97through11-30-98: S13.04 Rate. S495,964.19 AnnualRontal. S41,330.35 per
Month.

     All other temms, contents, and conditions as outlined in the Lease Agreement, as amended, will remain in full force and effect as heretofore agreed.

ACCEPTED AND AGREED TO THIS lo DAY OP~ 1994:

LANDLORD: WHP, Inc., a Texas Corporation

~mas J. Trzanowsid~asurer

ACCEPTED AND AGREED TO THIS /~ DAY OF ~r~ 1994:

TENANT: First Health Strategies (TPA), Inc.

BY:

Barry W. urt, Vice President

'.~; ~' .~'l~l''~ lelial~sol ,,7 ~ l9Yb.

The Landbrd hereby agrees to make available to Tenant, and Tenant hereby accepts, an

Y.rea to be used for the purpose of storage under the following terms and conditions:

1. Storagie Area. The net rentable area of approximately 938 square feet on Floor Six of the Buliding as shown on Exhibit "A..

2. Term. The term of this Agreemont shall be on a monthto-month basis for a period not to exceed one (1) year, commendng as of May 1, 1g95.

3. Rer~l. The rentd for such storage space shall be Two Hundred and 00/100 Dollars (S200.00) on a monthly basis, due and payable to i andlord on the first day of each calendar month. Failure of Tenant to pay rental in a timeb manner shall canrel this Agreement.

4. Cancei-atbn. Either iandbrd or Tenant may cancel this Agreement with wriUen notification to the other, and the Tenant shall have ten (10) days from the date of either (i) receipt from i andlord, or (ii) notice to i andbrd of cancellation, to vacate the Storage Area. Any storeci items that remain in the Storage Area afler the tenth (10th) day will be disposed of by the i andlord at the Tenant's expense. At the time of cancellation the rental amount due or paid by Tenant shall be prorated or refunded by Landlord.

5. i andbrd i iabil4 The Landiord shall not be responsible for, nor have any liability in regard to the stored Hems.

6. Condidon. The 8tora''e Area Is raw space and is accepted by the Tenant in "AS IS" condition. The Landlord shall have locking hardware Installed at the ontry door at the Tenant's oxpense, which cost shaii not exceed the amount of Fifty Dollars (S50.00). Upon removal of the stored items the Tenant shall be responsible for leaving the area in broom swept condition.

Agireed and accepted:

LANDLORD: WHP-'I, Ir~

i~ A ~oJ

~~7A. Ier, ge Owner



Agreed and accepted:

TENANT: Fint Hesith (TPA) St~bgbs, Inc.

     Sft~AL(/{J GNc.e
     lle6/~1J~ i/lC~ '/,Wd ll)~t~
Please print Name and Titl
             \
en a~e l.lty ot Huu~`on, nairia Loulity lexas Inereinarter sorrietiq~es caller' tne ~Lano`~); tne Lano r~elilr, ll~le particularly described on Exhibit "A";ttached hereto and made a part hereof for all purposes and the leased prem1aes being s~ore particularly described as follows:


38.028 aquare teet of net rentable area (defined below) on all of floor 5 and part of floor 6 of the 8ui [ding;

and as reflected on the floor plan(s) of the leased premises attached hereto and made a part hereof for all pur',oses as Exhlbit '18."

     "llet rentable area," as used herein, shall refer to (1) in the case of a single tenancy floor, all floor area measured frora the inside aurface of the outer glass line of the Building to the inside surface of the opposite outer glass line excluding only Vertical Penetrations (defined below), plus an allocation of the General Comnon Areas (defined below) of the Building, based upon the ratio which the tenant's net rentable area (excluding Common Areas Idefined below]) bears to the aggregate net rentable area (excluding Canmon Areas) of the Building and (ii) In the case of a floor to h occupied by more than one tenant, all floor areas within the Insida surfica of the outer glass walls enclosing the leased premises and measured to the mid-point of the walls separating areaa leased by or held for lease to other tenants or On-Floor Common Areas (defined belor`)

but including a proportionate part of the On-Floor Common Areas locateo on such floor, based upon the ratio which the tenant's net rentable area (excluding Common Areas) on uuch floor beara to the aggregate net rentable area (excluding Connon Arees) on such floor, plus an allocation of the square footage of the General Common Areas of the Building based upon the ratio which the tenant's net rentable area (exclud/ng Common Areas) bears to the aggregate net ;entable eree (excluding Common Areas) of the Buliding. lt is understood and agreed that a fifteen percent (1SX) add-on factor has been used to calculate the ratios for multi-tenant floor occupancy ard a six percent t6X) add-on factor has been used to calculate the ratios for a single-tenant floor occupancy.

     The term "Vertical PenetrationsU shall mean the areas with/e (and measured from the mid-point of the walls enclosing) Building stairs, fire towers, elevator shafts, fluea, vents, stacks, pipe shafts, and wrtical ducts. Areas for the specific use of Tenant and installed at the request of Tenant such as special stairs or elevators are not included within the definition of Vertical Penetrations. No deductions from net usable area shall be made for columns or proJections necessary to the Building.

     The term ~General Comron Areasil shell mean those areas within (and measured from the mid-point of the walls enclosing) the Buliding's elevator rachine rooms, main mechanical and electrical rooms, ground floor pubilc lobbies, management off/cc, rest rooms, rechanical rooms, janitor closets, telephone and eouipment rooms, and other similar facilities and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Bui ldin9.

     Tha teres l'On-Floar Co_on Areas" shall mean all areas located above the ground floor of the tulidina and within tend _asured from the enid-point of the walls enclosing) public corridors and elevator fayers for the use of all tenants on the floor on which the leased premises are located the auilding.

The term ~Common Areas" shall mean all General Common Areas and On-Floor Common Areas within

     The foregoing definition of net rentable erect has been used In calculating the net rentable area of the leased premises and the net rentable area of the Building hereunder, and Tenant and Landlord hereby stipulate and agree that the net rentable area of the leased premises is 3~028 square feet and the net rentable area of the Building is 216,306 square feet, notwithstanding any minor variations in measurement or other minor variations that may have been incurred in the calculation thereof. If the Building is ever at Landlord's election demolished, altered, remcdeled, renovated, expanded, or otherwise changed in such a manner as to alter the amount of space contained therein, then the above calculation for the net rentable area of the Building shall be adjusted and recalculated by using the foregoing method of determining net rentable area.

     1.02 T~ (a) SubJect to ar,d upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this lease shall comnence on the Commencement Date (defined below) and shall expire on llovenber 30. 1990.

     (b) As used herein, "Commencement Datel' means December 1. 1993. Notwithstanding the foregoing, except es hereinafter provided, if Tenant occupies all or any part of the leased premises prior to the ebove date, the C~nenca~nt Date shell ba the date of such occupancy. Notw/thstanding any contrary provlalon contained in this Section 1.02(b) of this Lease, or the Uork Agreement set forth In Exhlbit "c" attached hereto and Incorporated herein by reference, Tenant shall be permitted access to the Leased Premises for a period of thirty (30) days after Landlord's Issuance of the Certificate of Substantial Completion and prior to the Commencement Date tor the Installatlon of Tenant's eouipment (including computers

telecommunJcatlon and date line and cables and wiring for same) and modular furniture, prov(ded, however, (i; Tenant shall secure Insurance coverage during such period satisfactory to Landlord and submit a Certificate of Insurance to Landlord prior to such access, (il) any and all damage to the Leased Premises during such Instellatlon shall be repaired at Tenant's expense, and (iii) the provisions of Sectlon 5.01 hereof shall expressly apply to any ot such Installation work.

     (c) Within five (s) business days after the Commencement Date, and at any time thereafter upon the reouest of Landlord, Tenant shall execute and deliver to Landlord a declaration (in the form to be submitted by Landlord) specifying the date upon which the same occurred.

     1.03 Usa. The leased premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose ot general office space (including claims processing) and for no other purpose. UIthout limiting the foregoing, the leased premises shall not be used for any purpose Nhich would tend to lower the first-class character ot the Buliding, or create unreasonable elevator loads or otherwise interfere

~a~ -
installrent or installments so proreted shall be paid in advance. The payment for auch prorated nonth shall be calculated by multiplying the annthly Installerant by a fraction, the numerator of which shall be the nunber of days of the lease term occurring during said commencement or tarminatlon month, as the case may be, ard the denominator of which shall be the total nurfoer of days occurring In said commenceorent or termination month. Also, If the term of this lease comnences or terminates rn other than the first day of a calendar year, the Base Kental and Tenant's Forecast Additirnal Rent shall be prorated for such commencement or termination year, as the case ray be, by aultiplying earh by a fraction, the numerator of which shall be the number of days ot the leeae term during the cte.lmence_nt or termination year, as the case may be, and the denominator of which shall be 365, and the calculation desctibed In Sectlon 2.03(c) below shall be made as soon as reasonably possible atter the terrinst/on of this lease, Lardlord ard Tenant hereby agreeing that the provisions relating to said calculation shall aurvive the terralnatlon of this Lease.

     (c) Tenant ahall pay all rent and other aums of money as shall become due trom and payable by Tenant to Landlord under this lease et the times and In the manner provided in this lease, without demand, set-off or counterclaim. All rent and other sums of whatever nature owed by Tenant to Landlord under this leese shall bear Interest from the data due until paid at the rata of twalva percent (12X) or the Prl_ Rate plus four percent (4X), whichever Is the greater per annum; provided, however, In no event shall the rate of Interest hereunder exceed the maximum non-wurlous rate ot Interest (herelnatter called the "Maximum Rate") permitted by the appilcable laws ot the State ot Texas or the United States ot America whichavar shall permit the higher non-wurlous rate, and as to wh/ch Tenant could not successfully assert a cl;lm or defense of usury, and to the extent that the Maxlmum Rate Is determined by reference to the laws of the State of Texas, the Maxl~ Rate shall be the Indlcated rate celilng (as defined and desccibed In Texas Revised Clvil Statutes

Articla 5069-1 04, as amended) at the awilcable tl_ In effect.

     (d) Notulthstanding any provision contalnad herein to the contrary, Tenant shall be entitled to a ten (10) day 'Igrace perlodH one time during each 12-month lease year during the pelmary term hereof, In the event that Tanant does not tirely pay the rental due hereunder, before Landlord _y declare Tenant In default or be able to assess Intarest per Sectlon 2.02(c) hereof. To conply with such ligrace period,.' Landlord shall give Tenant ten (10) days pelor weltten notice and opportunity to cure such default In rental payment, atter which Lsndlord may exercise Its remedies tor any uncured default.

     2.03 Additlonal Rental. (a) For each calendar year during the tull term ot this lease, Landlord shall present to Tenant pelor to the beginning ot said calendar year (or for the calendar year In which the term cr~encee, prior to the co_enceeent ot seld terra) e statement of Tenant's Forecast Additional Rental (defined below) attcibutabla to aald calendar year. Tenant egrees to pay Tenantia Forecast Additlonal Rental according to the tarms ot Sectlon 2.02 (that Is, In equal rronthly Install~nts In advance). As used herein, "Tenant's Forecast Additlonal Rental" shall mean Landlord's good talth estimate ot Tenant's Additlonal Rental (defined below) tor the calendar year In question.

     {b) ~Tenant'a Additlonal Rental," as that term Is wed herein, shall mean tor each calendar year the amount by which the Operating Expense Amount (defined below) exceeds Base year 1993 per square toot NRA multipiled by the nunber ot square feet of net rentable area within the leased premises. As wed herein, "Operating Expense Amount" shall nean an amount equal to the Actual 0perating Expenses (defined below) for the entire ProJact (defined below) for such year divided by ninety-five percent (ffX) of the nundoer of square feet of net rentable erect In the Buliding.

     (c) Vlthin one hundred fifty (150) days after the end of each calendar year during the terea of this lease, or es soon es reasonably possible thereafter, Landlord shall provide Tenant a statement ahowing the Actual Operating Expenses for said calendar year, prepared In accordance with generally accepted accounting pelnciples ard a statement prepared by Landlord conparlng Tenant's Forecast Additlonal Rental paid by Tenant with Tenant s Additional Rental. In the event that Tenant's Forecast Additlonsl Rental paid by Tenant exceeds Tenant's Additlonal Rental for said calendar year, Landlord shall pay Tenant an amount equal to such excess, at Landlord's option by either giving a credit against rentals next due, If any, or by direct payment to Tenant within thirty (30; days of the dste of such statement. In the event that the Tenant's Additlonal Rental exceeds Tanant'a Forecast Additlonal Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the stetenent, en amount eoual to such difference.

     (d) Landlord shall we Its best efforts to assure that all acontrollable expenses" ll.e., those set forth In Sectlons 2.04(a), 2.K(b), 2.04(d) and 2.04(e) hereafter! are comparable to expenses for other similar bulidings In the area (such efforts to Include, without limitation, the obtaining of competitive bids from unaffiliated third parties for service contracts where appropriate).

     2.04 Actwl Or~erating 6xcenses. "Actual Operating Expenses,U es that term Is wed herein, shall consist of all operating expenses, conputed on the accrual basis for the Buliding the Land and such edditlonal facilltles to service any of the foregoing In subsequent years;s may be necessa;y or desirable In Landlord's reasonable discretion (the Buliding, the Land and said facilltles being hereinafter sometimes collectively called the "ProJectn). The term "operating expenses" as used herein shall mean all expenses, costs, and disbursementa (but not replacements of capital Investment Items, except as set forth In 2.04(f) below, or specific costs billed to specific tenants) of every kind and nature relating to or incurred or paid in connection with the ownership and operation of the ProJect, Including, but not limited to, the following:

     (a) wages and selerles of all persons directly engaged In the operation ralntenance, security, or access control for the ProJect, Including taxes, Insurance, and benefits relating tharato.

     (b) ralntenance of the Pro]ect.

_~

All auppiles, tools, equipment, and materials used In the operation and

2
     ~ ~ ~ N ~ . ~ ~ ~

to, the cost of casualty Insurance, rental abatement Insurence, and llabillty Insurance appilcable to the ProJect and Landlord's personal property wed In connection therewith.

herein:

     (h) All taxes, assassrents, sad governmental charges, whether or not directly paid by Landlord, whether federal, state, county, or municipal, and whether they be by taxing districts or authorities presently taxing the ProJect or by others subseouently created or otherwise and any other taxes and assessments attcibutable to the ProJect or thelr operation excluding, however, fedeial and state taxes on Income, death taxes franchise taxes, and any taxes Imposed o; measured on or by the Income ot Landlord trom the operation ot th; ProJect; provided, however, that It at any time during the term ot thla lease the present method ot taxation or assessment shall be so changed that the whole or any part ot the taxes, assessments levies, Impositlons, or charges now levied, assessed, or Imposed on real estate and the Irprovements thereof shall be discontinued and as a substitute theretor or In lieu ot en addition thereto, taxes, assessments, lavles, Impositlons, or charges shall be levied, assissed, and/or Imposed wholly or partially as a capital levy or otherwise on the rents received fron the ProJect or the rents reserved herein or any part thereof, then such substitute or additional taxea, assessnents, levies, Impositlons, or charges, to the extent so levied, assessed or Imposed, shall be deemed to be Included within operating expenses to the extent that such substitute o; additional tax would be payable If the ProJect were the only property of the Lendlord subJect to such tax. It Is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold Improvements In the leased premises to the extent that the same exceed Buliding standard allowances.

     Notulthatending any other provision herein to the contrary, it is agreed that in the event the Buliding is not tully occupied during any calendar year, or in the event the entire Buliding Is not provided with Buliding standard services during any calendar year, an adJustment ahall be made In conputing each component of the Actual operating Expenses (Including those described In (a) through (h) above) tor such year so that the Actual Operating Expenses shall be conputed for such year as though the Buliding had been ninetytive percent (ffX) occupied during such year and as though the entire Buliding had been provided with Buliding standard services during such year.

The following shall be expressly excluded trom the term "Actual Operating Expenses" as defined

     (1) Leasingcommissions, attorneys' fees, costsanddisbursements and other expenses Incurred In connection with leasing, renovating or improving space for tenants or prospactlw tenants ot the Buliding or, unless Incurred on behalf of the tenants of the Buliding (Including Tenant), costs Incurred In lease disputes to the extent that such fees, costs and expenses are paid by such tenants or prospective tenants;

     (2) Costs llncluding permit, license and Inspectlon fees) Incurred In renovating or otherulse Improving or decorating, painting or redecorating space tor tenants or vacant space;

     (3) Landlord's costs ot any services sold to tenants for which Landlord Is entitled to be reimbursed by such tenants as an additional charge rental over and above the base or rlninum rent or operating costs payable under the lease with such tenant or other occupant;

     (4) expressly permitted heraln;

Any depreclatlon snd amortization on the Buliding except as

     (5) Costs incurred due to violation by Landlord of any of the terms and conditions ot thla Lease or any other lease relating to the Buliding;

     (6) All Items and services for which Tenant reimburses Landlord outelde of Actual Operating Expenses or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without relmburserent;

(7)  Advertising and promotional expenditures;

other than the Buliding;

     (8) Costs for which Landlord actually receives relmoursement by Insuranee, cor~natlon awards, warnantles or otherulse;

(9)  The cost of any work or service performed tor any tacillty

(10) Rental under any ground lease or other underlying lease;

     (11) Any costs representing an amount paid to any person or entity related to Landlord (or any partner in or affiliate of Landlord) that Is In excess of the amount which would hew been paid In the absence of such relationship;

     (12) Costs or expenses of containing or removing any toxic or hazardous _tarlals trom the auliding or the Land which materials were present in the Building or the Land pelor to the Executlon Date hereof; and/or

     (13) Costs or expenses related to Landlord's construction to coaply with the requirenents ot the Americans Ulth Disabilltles Act, which reouirements have arisen after the date of this Lease and which costs exceed SS,OOO.OO per construction Item

3


tL) tteCtRlC tl911tln9 S6l'VICe tor atl pubtic areas ano specrat service areas o1 the Buliding In the asnner and to the extent deemed by Landlord to be In keeping with the standards of a first class office buliding.

     (d) Janitor service on a five (S) days week basla In a _nner consistent with the standards of a first class ottice buliding es more tully set forth on Exhibit nEU- provided, however, If Tenant's floor coverings or other Improvements are other than Buliding standard, Tenant shall pay the additional cleaning cost, If any, attelbutable thereto, plus ten percent (10X) to cover overhand.

     (e) Equlperent and approprlata uniformed personnel (such personnel to be licensed and bonded employees of an unaffiliated third-party security company and comparable to those employed by other bulidings In the area providing such 11mited access) to limit access to the Buliding twenty-four (24) hours per day, seven (7) days per week. provided however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for and shal; be Indemnifled by Tenant against, 11abillty or loss to Tenant, Its agents, employees, and visitors arising out of losses due to theft burglary, or damage or InJury to persons or property cawed by persons gaining access to the Buliding o; the leased premises Including without llmitatlon, the Storage Area and Parking 6arage, and Tenent hereby releeses Lanolord from ail llabilltj releting thereto. Bhould such personnel not ba otherwise occupied, and If prearranged by Tenant such personnel shell be made available for "after dark escort" of Tenant's employees to the Parking Garaje provided, however

Landlord shall not be required to provide more than one person et any time, without an ;Witlonal reasonable charge to Tenent for additional personnel.

     (f) Sufficlent electricity to operate (1) typewriters, calculating machines, photocopying machines, and other machines of similar low electcical consuTptlon (120/208 volts); provided, however, total rated power consuTptlon by said machines of low electrical consumption shall not exceed five (s) watts per sqwre foot of the net rentable area In the leased premises. and (il) equipment of high electrical consuTptlon (277/280 wits). provided, however, total rated power consunptlon by said equipment of high electrical consu~ptlon ahal; not exceed five (S) watts per square foot of net rentable srea In the leased premises. Tenant shall pay to Lardlord, monthly as billed, such charges as may be separately metered or as Landlord's engineer shall reasonably compute for any electrical service usage In excess of that stated above. If any electrical equipment requires alr conditlonin9 In excess of 9ulidin9 standard, the same shall be Instelled et Tenant's expense and Tenant shall pay all operating costs relating thereto.

     (~) All Buliding standard fluorescent bulb replacement In all areas and all Incandescent bulb replacement In pubilc areas, toilet and rest room erects and stairwells.

     (h) Keasonably adequate non-exclmlve passenger elevator service to the leased pre~alses twenty-tour (24) hours per day and non-exclusive freight elevator service during normal business hours.

     To the extent any ot the services described above require electcicity, gas, and water suppiled by pubilc utilities, Landlord's covenants hereurder shall only Impose on Landlord the obligation to use Its good talth ettorts to cawe the appilcable pubilc utilltles to furnish the same. Fallure by Landlord to furnish the services desccibed In this Sectlon 3.01 to any extent, or any cessation thereof, shall not render Landlord liable In any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent ror relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should ;ny ot Landlord's equipment or machinery break down, or for any cause cease to function properly, Tenant shall have no claim tor rebate ot rent or damages on account of an Interruption in service occaaloned thereby or resulting therefrom; provided, however, Landlord agrees to we diligent efforts to promptly repair said equipment or rachinery and to restore said services during normal business hours.

     Notulthstanding any contrary provision contained herein, should Landlord fail to furnish heeling, ventilating and alr conditioning services to Tenant tor a period ot three (3) consecutive working days, and such failure not be due to the failure of pubilc utilltles to furnish necessary services tor the operation ot Lardlord'a IIVAC system, or other Force MaJeure (as defined In Sectlon 6.02 ot the Lease), Tenant shall be entitled to an abatement ot rental unless Landlord shall furnish to Tenant, et Landlord's sole cost and expense, to the extent such expense exceeds the uswl expense tor such bul lding standard service, such temporary services as shall be reasonably necessery tor Tenant to conduct Its business In the Leased Premises.

     3.02  Kevs and Locks. Landlord shall furnish Tenant with up to twenty
(20) sets of keys for the Buliding corridor doors entering the leased premises, and keys to the remainder of premises as discussed in Exhibit "G" attached hereto and Incorporated herein by reference. Additlonal keys will be furnished by Landlord, at Landlord's actual cost, upon an order signed by Tenant and at Tenant's expense. All such keys shall remain the property ot Landlord. No additional locks shall be ellowed on any door ot the leased premises without Landlord's permission and Tenant shall not make or permit to be eeede any dupilcate keys, except those furnished by Landlord. Upon t;rminatlon of this lease Tenant shall surrender to Landlord all keys to any locks on doors entering or within the leased premises, and jive to Landlord the explanation of the combination of all locks for sates, sate cabinets, and vault doors, It any, In the leased premises.

     Landlord shall furnish Tenant with up to ninety (90) Cardkeys at no charge to Tenant. Additlonal Cardkeys will be furnished by Landlord upon an order signed by Tenant and at a cost ot Ten and No/100 Dollars (S10.00) per Cerdkey.

     3.03 Grarhics. Bulidino Dlrectorv and Neme. (a) Landlord shall provide and Install all letters or numerals at entrance doors to the leased premises at Landlord's sole cost and expense; all such letters and numerals shall be In the euliding standard graphics and within Landlord's standard allowances. No signs numerals, letters, or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the leased premises, unless approved In advanced and in writing by Landlord.

     (b) Landlord, at Its sole expense, shall Install a stcip containing a listing ot Tanant's name on the Buliding directory board to be placed In the main lobby ot the Buliding.

4
     ._ ~ ~ _. ~.~ ~ ~ ~ ~e~c~ ~ ~e~l~l ~l lell~ u~ ICdO~lI~ Lllele~l. ~lUtUlU Oll~6 ~:~:~IOC its best afforta to eelni~alza 1ntertaranca with Tenant's business, use, and enJoyment of the premises.

     4.03 h~uisance. Tenant shall conduct Its business and control its agents, employees, Invitees, contractors, and visitors in such "nner as not to create any nuisance, or Interfere with, annoy or disturb any other tenant or Landlord in its operat10n of the Bultding.

     4.04 Laws and Reoulations: Itules of 8uliding. Tenant shall comply with, and Tenant shall cause Its visitors, employees, contractors, agents, and Imitees to conply with, all laws, ordinances, orders, rules, and regulations (state, federal, municipal and other agencies or bodies having any Jurledlction thereof) relating to the use, condition, or occupancy of the leesed premises, and with the rules of the Buliding reasonably adopted and altered by Landlord from time to time for the safety, care and cleanilness of the leased premises and the Buliding and for preservation of good order therein, all of which Building rules will be sent by Landlord to Tenant In writing and shall be thereafter carried out and observed by Tenant, Its employees contractors, agent, Imitees and visitors. The Initlal rules of the Buliding are attached hereto as Exhlbit ~E, and made a part hereof for all purposes.

     4.05 Legal Dse end Vlolatlons of Insurance Coverace. Tenant shall not occupy or use the leased premises, or pere~lt any portion of the leased pr_Ises to be occupied or used, for any business or purpose which Is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would In any way Increase the rate of fire or liability or any other insurance coverage on the Buliding and/or Its contents.

V.

     5.01 Leesehold IeDrov~acnts. (a) Lendlord's and Tenant's obilgations with respect to Tenant's laesdold improvements whether currently existin9 or to be constructed, shall be as set forth In Exhlbit "C. attached hereto and made a part hereof for all purposes. It Is stipulated and agreed that time Is of the essence in connection with Tenant's compilance with the terms of Exhlbit "CR.

     (b) If the leased premises should not be ready for occupancy for any reason by the Conenencement Date, Landlord shall not be lieble or responsible for any claims, damages, or llabilltles In connection therewith or by reason thereof.

     (c) Tenant shall not make or allow to be made (except as otherulse provided In this lease) eny alterations or physical additions (Including fixtures) In or to the leased premises or place safes vaults, or other heavy furniture or equipment within the leased premises, without first obtaining the written consent of Landlord. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for all alterations or physical additions so made in or to the leased premises. Tenant agrees specifically that no food, soft drink or other vending machine will be Installed within the leased premises without the prior written consent of ;andlord. Landlord shall not unreasonably withhold approval of these written requests.

     (d) All alterations, physical additions, or Improvements In or to the leased pr_Ises (Including fixtures) shall when made become the property of Landlord and shall be surrendered to Landlord upon termination of this leisa, whethe; by lapse of time or otherwise; provided, however, this clause shall not apply to enoveable equipaent or furniture owned by Tenant.

     (e) Tenant shall indemnify and hold herwless Landlord from and against all costs (Including attorney' fees and costs of suit), losses, llabillties, or causes of action arising out of or relating to any alterations, additions, or Improvements made by Tenant to the leased premises, including, but not limited to, any rechanics' or materlalmen's liens asserted in connection therewith.

     (f) Should any mechanic's or other liens bo filed against any portion of the Buliding and/or the Land or any Interest therein by reason of Tenant's acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be cancelled or discharged of record by bond or otherulse within ten (10) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said ten (10) day period, which failure shall be deemed to be a default hereunder

Landlord _Y, at its sola option and in addition to anY other remedY of Landlord hereunder, cancel or discharge the same and upon Landlord's demend Tenant shall pronptly relnburse Landlord for all costs Incurred in cancell/n. or discharging such lien o; liens.

     5.02 llar~air8 bv Landlord. Unless otherulse expressly stipulated herein, Landlord shall not be required to nake any inprovements to or repairs of any kind or character to the leased premises during the term of this lease, except such repairs to Buliding standard Improvements as may be deemed necessary by Landlord for normal _intenance operations In a marner consistent with comparable Class A buildings in the North Houston area; provided, however, non-Buliding standard leasehold Improvements will, at Tenant's written request, be malntalned by Landlord at Tenant's expense, at a cost or charge equal to the costs Incurred In such maintenance plus an additional charge of ten percent
(10X). Notwithstanding any provisions of this lease to the contrary all repairs, alterations, or additions to the base Buliding or Its systems (as opposed to those involving only Tenant's leasehold inprovements), and all repairs, alterations, or additions to Tenant's non-Buliding standard leasehold Improve~ents which affect the Buliding~s structural conponents or mayor mechanical, electrical, or plu~bing systems, nade by or for or on behalf of Tenant and any other tenants in the Building shall be mede by Landlord or its contractor only, and, In the case of Tenant, shall be paid for by Tenant In an amount equal to Lendlord's costs plus ten percent (10X).

     5.03 xeDairs bv Tenant. Tenant shall, at Its own cost and expense, repair or replace anY damage or InJury done to Its leasehold Improvements, or any part thereof, caused bY Tenant or Tenant's agents, contractors, employees, Invitees, or visitors. If Tenant fells to make such repairs or replacements to Its leasehold Improvements promptly, Landlord may, at its option make such repairs or replacements, and Tenant shaU repay the cost thereof plus a charge of ten percent (10%; to the Landlord on demand. Any damage or InJury

s
     ~t - ~lO I~IOVe~lt. It any, tne cost ot wnich were borne solely by such tenant, and such tenant~s personal property taken; and tie remainder of the award shall then be paid to Landlord.


     6.0Z D_oes from Certaln Causes. Provided that both parties _Intaln the Insurence coverage as required hereunder, neither party shall ba liable or responsible to the other for any loss or damage to any property or person occasioned by theft, fire, act of God, pubilc enemy, InJunctlon, riot, stclke, Insurrectlon, Nar, court order, requlsitlon or order of governmental body or authority, or any cawe beyond either party's control (all of which acts are hereby defined as ~Force liaJeure") or for any damage or inconvenience which may arise through repair or alteratlor, of eny part of the Buliding beyond the pyments contemplated under the provlalons of such pollcles of Insuranca.

     6.D3 Elra Clausal In the event of a fire or other casualty In the leased premiaes, Tanant shall Imeedlately give notice thereof to Landlord. If the leased premises shall be partially destroyed by fire or other casualty so as to render the leased premises untenantable In whole or in part, the rental provided for hareln ahall abate thereafter as to the portion of the leased pr_Isas rendered untenantable until such time aa the leased preselsea ara e~ade tenantable as reasonably detarRminad by Landlord, and Tanant. Landlord agrees to comTence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (a) results In total or substantial damages to or destruction of the Building and Landlord shall decide not to rebulid, or (b) results In the leased premises being untenantable In whole or In substantial part end the reasonable estinatlon of a responsible contractor selected by Landlord as to the amount of time necessary to rebulid or restore such destruction to the leased premises and all other portions of the Buliding Is six (6) months or wre, then, In either event, all rent owed up to the time of such destruction or termination shell be paid by Tenant end thenceforth this lease shall cease and come to an end. Landlord shall give Tanant weltten notice of Its decisions, estimates, or electlons under this Sectlon 6.03 within thirty (30) days after eny such damage or destruction. Notwithstanding anything contained in this Section 6.03, Landlord shall only be obilgated to restore or rebulid the leased premises to a Buliding standard condition, and In no event shall Landlord be required to expend more sums than received from the proceeds of any insurance carried by Landlord, which proceeds are not required by the holder of a lien on the Buliding to be applied to the payrant of the Indebtedness secured thereby. provided however, Tenant shall have the right to cause Landlord to rebulid or restore the leased premises to the condition they were in pclor to such damage or destruction

In which avant Tanant ahall bear the cost (including rentals wNlch are lost due to any excess construction tl - ; of auch rastoratlon or rabuliding to the extent the ssme exceeds the costs Landlord would have Incurred had only Buliding standaro le~provements basn used.

     6.04 Casualtv Insurance. Landlord shall maintain standard fire and extended coverage Insurance on the Buliding (excluding nonBuliding standard leasehold Improvements) and on all Building standard leasehold Improvementa. Sald Insurance shall be nalntalned with an Insurance company authorized to do business in Texas

In amounta desired by Lendlord, and at the expense of Landlord (but with the same to be included in th; operating expenses of the Buliding as described In
Section 2.04) and payments for losses thereunder shall be nade solely to Lendlord. If the ennual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within or contenta of the leased premises or because the improvements to the leased premises are beyond euliding stendard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and, If necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence). Alternatively Landlord may meet Its Insurance coverage hereunder through self-insurance coverage, provided that the coverag; thereunder Is substantially similar to the coverage which would otherwise have been prowided by a third party Insurance carcler in order to comply Nith this Section 6.D4. Tenant shall maintain at Its expense standard fire and extended coverage Insurance on all of Its personal property, Including removable trade fixtures located In the leased premises and on Its non-Buliding standard leasehold improvements and all other additions ;nd Improvements (Including fixtures) made by Tenant and not required to be Insured by Landlord above. All such Insurance required to be malntalned by Tenant shall naK Landlord as an additional Insured thereunder, and shall provide that It shall not be cancellable and/or the coverage thereunder shall not be reduced without at least ten (10) days edvanee written notice to Landlord. Tenant shell deliver or fax eoples of sueh polieles or eertifieates of insurance In a form satisfactory to Landlord not less than ten (10) days pelor to (a) the Comaneeeeent Date, and (b) the expiration of old polleies. provided, howewr, should Landlord not timely reeelve such polleles or eertifieates before It may declare Ten;nt In default, Landlord must give Tenant thirty (30) days prior written notice and opportunity to cure.

     6.05 Liabilltv Insurance. Landlord and Tenant shall each, at thelr respective expense, malnteln a policy or pollcles of comprehensive general llabillty Insuranee with the premiums thereon fully paid on or before the due dates, Issued by and binding upon a solvent Insurance company, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than S1,000 000.00 for personal InJury or death In eny one occurrence and of not less than SSOO,000.00 for property dsmag; in any one occurrence, provided Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to tine. Alternatively, Landlord nay meet Its Insurance coverage hereunder through self-insurance coverage provided that the coverage thereunder Is substantially similar to the coverage which would otherwise have been provided by a third party Insuranee earrler In order to comply with this Section 6.05. All such insurance required to be _Intalned by Tenant shall ne" Landlord as an additional Insured thereunder, and shall provide that It shall not be eaneellable and/or the coverage thereurder shall not be reduced without at least ten (10) daye advance written notice to Lendlord. Tenant shall deliver eoples of such polleles or certificates of Insuranee In a fore' satisfactory to Landlord not less than ten (10) days pclor to (a) the CommeneeKnt Date end (b) the expiration of old polleles; provided, however, should Landlord not timely reeelve sueh pollcles o; '//l: certificates before It may declare Tenant In default, Landlord must give Tenant thirty (30) days prior written//// '~

notice and opportunity to cure. / ' ~ / ~~

     6.06 Hold Harmless. Landlord shall not be liable to Tenant, Its agents, se~vants, employees contractors, customers, or Invitees, for any damage to person or property caused by am~aet.Lomisslon,_r~

_~t of Tenant, Its agents, servants, or employees, and Tenant agrees to Indemnify and hold Landlord harmless from all llabillty and elalFs for any such damage. Tenant shall not be liable to Landlord, or to Landlord's agents, servants, employees, contractors, eustoKrs, or Imitees for any daTage to person or property caused

6
     Landlord tor payment ot all rant and other sums agreed to be paid by Tenant herein. ~provisions of this Sectlon 7.01 relating to said lien end security Interest shall constitute a securit_se~ement under the Uniform Co_erclal Code so that Landlord ahall have end nay enforce a security Interes~n all property of Tenant now or hereafter placed In or on the I - sad premises, Including, but not,~ted to all fixtures, machinery equipment, furnishings, and other articles of personal property qo - Fhereafter piaced In or upon the leased premises by Tenant. Tenant egrees to execute as debtor sucJ~ncing stateKnt or statements as Landlord ray now or hereafter reasonably request from tl" to time~rder that such security Interest or Interests may be perfected pursuant to said Code. Landlord ma~ts electlon at any time file a copy of this lease as a financin_ statenant. Landlord, as secures~fy, shall be entitled to all of the rights and remedies afforded a sacurad party under said Code In~lon to end cumulative of the landlord's liens and rights provided by law or by the other tares an_pP+alons of this Leaso; provided, however, should Tenant secure purchase money financine froa a non-affUffted third-party lender for personal property of Tenant (but not fixtures) noN or hereafter placed l~pon the ;aased Premises, and provides to Landlord a subordination agreement spec(f ical ly descrlbing~ucl~ersonal property, In forn and substance acceptable to Landlord, subordinating Landlord's lien srd s~ty Interest to such third-p_rty's lien on such personal property, Landlord agrees to execute same

 ..~_ ._ ,4~, _~_ _..~ .~

     _._ __ _. __~_ - . --- ~ --- r-=



     7.02 Default bv Tenant. If default shall be made In the payment of eny sum to be paid by Tenant under this lease and such default shall continue for ten (10) days after written notice to Tenant, or default shall be made In the performance of any of the other covenants or conditions which Tenant Is required to observe and to perform and such default shall continue for thirty
(30) days after written notice to Tenant, or If the Interest of Tenant under this lease shall be levied on under execution or other legal process or If any petition shall be filed by or sealost Tenant to declare Tenant a bankrupt or to delay, reduce or m-edify Tenant's debts or obileatlons, or If sny petition shall be filed or other action taken to reorganize or modify Tenent's capital atructwe, or If Tenant be declared Insolvent according to laN, or If any assignment of Tenant's property shall be made for the benefit of creditors or If a receiver or trustee Is appoloted for Tenant or Its property, or If Tenant shall vacate or abandon th; leased premises or any part thereof at any time during the term of this lease or any renewals or extensions hereof for a period of fifteen (15) or more continuous days, or If Tenant be a corporation and Tenant shall cease to exist as a corporation In good standing In the State of Its Incorporatlon, or If Tenant be a partnership or other entity and Tenant shall be dissolved or otherNise liquidated, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this lease snd thereupon, at Landlord's option eisy, have any one or more of the folloNing desccibed remedies In addition to all other rights and remedle; prowided at laN or In equity:

     (a) La, dlord easy teralnste this lease snd forthulth repossess the leased premises and be entitled to recever forthulth as daesges a aua of money aqusl to the total of (1) the cost of recovering the leased prIses (Includine attorneys' fees and costs of sult), (11) the unpaid rent earned at the time of teralnstlon, plus Interest thereon st the rate described In Sectlon 2.02(c),
(111) the present value (discounted at the rate of eight percent (8%) per annum) of the belance of the rent for the remainder of the lease term less the present value (discounted at the se" rate) of the falr market rental value of the leased premises for said parlod; and (Iv) eny other sum or roney and damages owed by Tenant to Landlord.

     (b) Landlord may elect to receive liquidated damages In an amount equal to the monthly Base Rental and monthly Forecast AWltloral Rental payable hereunder for the month during which this lease is terminated times a nultiple based upon the date of default as follows:

(1)  If during the first 12-north period of the Lease term

(primary ar rsnawal), the multiple shall be ZQO  ( D );

(2)  If during the second 12 nonth nerlod of the Lease term

(primary sr rerawL), the elultiple shall be s\)C ( t7 );

(3)  If during the third 12-wnth period of the Lease term

(pcl_ry_), the ~Itiple shall be 1E,J ( 1O );

(4)  If during th~ fourth 12-month period of the Lease term


(primaryr rsnau - ), the rultiple shall be 16Ht



which amount shall be In lieu of the payment of damages Landlord may suffer by reason of such termination but which sksil not be In lieu of or reduce In any way any amount due from Tenant (Includin9 accrued rental) or daeages Incurred by Lsndlord due to breach by Tenant of any covenant or other obilgatlon herein (whether or not liquidated) which accrued prior to the terelnstlon of this lease. Nothing contained In this lease shall limit or preJudlce the right of Landlord to prove for and obtain In any proceedings to enforce Landlord's rights hereunder, Including Nlthout llmitatlon any proceedings for bankruptcy or Insolvency by reason of the termination of this ;ease an amount equal to the maximum allowed by any statute or rule of law In effect at the time Nhen, and governing the proceedings In which, the damages are to be proved, whether or not the amount be greater, equal to, or lass than the amount of the loss or damages reforred to above. Should Landlord seek and be awardod a final |udo~nt for liquidated damages under this section 7.02(b), the remedy In section 7.02(a) haraof shall not be sought by Landlord.

     (c) Landlord may terminate Tenant's right of possession (but not this lesse) and may repossess the fessed premises by forcible entry and detalner suit or otherwise, without thereby releasing Tenant from any llabillty hereunder and Nlthout demand or notice of any kind to Tenant and without terminating this lesse, In which event Lendlord may, but shall be under no obilgatlon to do so, relet the se" for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord Is authorized to decorate or to mske any repairs, changes, alterations, or aWltions In or to leased premises as may be reasonably necessary or desirable, end (1) If Landlord shall fail or refuse

r


     Rotwlthstanding any contrary provision contained herein Tenant shall not be declared In default should It move out of all or any portion of the Leased Premises, jrovided that Tenant continues to tl_ly pay the rental and other monetary suns due here~ndar and honor the other provisions of the Lease.

     7.03 Ran-wolver. Fallura of Landlord to declare any default Immedlately upon occurrence thereof, or delay In takine any action In connection therewith, or the acceptance of a partial payment or full payment of the dellnquant rentals, shall not waive such default, but Landlord shall have the right to declare any such default at any tine and take such action aa might be lawful or authorized hereunder, either In laN or In equity.

     7.04 Holding Over. In the event of holding over by Tenant after expiration or tars~lnatlon of this lease Nlthout the pclor weltten consent of Landlord, Tenant shall pay, as liquidated damages, the amount of one hundred fifty percent (150X) of the nonthly rental (Including all tase Rental and Tenant's Additlonal Rental) Nhich was due end peyable l~ediately pclor to the expiration or termination of this Lease, for the entire holdover period. Ro holdine over by Tenant after the term of this lease ahall be construed to extend the lease; In the event of eny unauthorized holding over, Tenant shall also Indemnify Landlord against all claims or de~agea by eny other tenant to whon Landlord a~ay have leased all or any part of the leased premises effective upon the termination of this lease. Any holding over with the prior consent of Landlord in writing shall thereafter constitute thla lease e leese from e;onth-to-month any holding over without the prior consent of Landlord In writing shall create a temncy at sufferance relationship with Tenant. As used In this lease, the tera aMarket Base Rental Rate" shall _an the annual rental rates then being charged in the "North Belt" area of Houston, Texas, for space comparable to the space for which the Market Base Rental Rate is being determined (taking Into consideration age,

Improvements ptovided quality and location of the applicable building, rental concessions tsuch a; abatements or lease assurptlonsi, and the tl_ the particular rate under consideration became effective). It Is agreed that bona fide Nritten offers to lease the relevant space nade to Landlord by third parties (at arm's-length) nay be used by Landlord as an Indlcatlon of Market Base Rental Rate.

     7.05 Attornevs' Fees. If, by reason of any default on the part of Tenant, Landlord shall bring suit to recover any rent due hereunder, or for breach of any provision of this Lease or to recover possession of the Laased Pr_Isaa, or If Tenant shall bring any action for any relief against Landlord, declaratory or otherNlse, arlelng out of this Leasa, the prevalilng party shall have and recover against the other party, In aWition to the costs allowed by law, such sums as the court nay Judge to be reasonable attorneys' fees.

     7.06 Stbordlmtlon. Tamnt covemnts and agrees Nlth Landlord that this lease Is subJect and subordlmte to any Isortgage, deed of truat, ground lease, and/or aecurity agreement which may nou or hereafter encumber the Buliding or the Land or any Interest of Landlord therein and/or the contents of the Buliding, and to any advances nade on the security thereof and to any and all Increases renewals, modifications consolidations replacements, and extensions thereof. This clause shall be se;f-operative and no furthe; Instrument of ;ubordinatlon need be required by am oNner or holder of any such ground lease, mortgage deed of tewt, or security agreement. In confirmation of such subordination, however, at Landlord's request ;enant shall execute promptly am appropriate certificate or Instru~ent that Landlord may request. In the event of the enforcement by the ground lessor, the trustee the beneficiary or the secured creditor under any such ground lease mortgage deed of trwt, or securitj agreement of th; remedies provided for by law or by such ground lease rortgage deed of trwt, or security agreement, Tenant, upon request of the ground lessor or am person or party succeeding to the Interest of Landlord as a result of such enforcement, will automatically become the Tenant of such ground lessor or successor In Interest without a ny change In the terms or other provisions of this leese. provided, however that such ground lessor or successor In Interest shall not be bound by
(a) any payment of rent or additional ;ent for more than one month In advance except prepayments In the nature of security for the performance by Tenant of Its obilgatlons under this lease, or (b) any amendment or modification of this lease made without the written consent of such ground lessor or such successor In Interest. Upon request by such ground lessor or successor In interest, whether before or after the enforcement of Its renedles, Tenant shall execute and deliver an Instrument or Instruments confirming and evidencing the attornment herein set forth. NotNlthstanding anything contained In this lease to the contrary In the event of any default by Lsndlord In perforning Its covenants or obilgatlons hereunder which would give ;enant the right to terminate this lease, Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said defeult and how the same may be cured) to the lessor under am such lend or ground lease and the holder(s) of any such mortgage or deed of trust or security agre~ent who haa theretofore notified Tenant In writing of Its Interest and the address to which notices are to be send, and (b) said lessor and holder(s) fall to cure or cawe to be cured said default within thirty (30) days from the receipt of such not1ce from Tenant. If any mortgagee, trustee, beneficiary, ground lessor, or secured party shall elect to have this lease prior to the lien of Its mortgage, deed of trust or security agreement, or prior to Its ground lease, and shall give written notice thereof to Tenant this l;ase shall be deemed pclor to such Isortgage, deed of trust, ground lease, or security agreement, whethe; this lease is dated prior or subsequent to the date of said mortgage, deed of trust, security agreement, or ground lease, or the recording thereof. Further, Tenant hereby consents and agrees to any reasonable changes In this lease agreement which are requested by the holder of any mortgage, ground lease or security agreement of Landlord, provided that such changes do not Increase the financial obilgatlons of any tenant, and Tenant agrees to execute any written

Y.odificatlons reflecting such change Immedlately upon notice thereof. This lease Is further subJect to and subordinate to ell _tters of record In Harcis County, Texas. #otwlthstanding any contrary provision contained herein, any subordination of Tenant's Interest In this Lease to the lien or Interest of the holder of a rortgage, ground lease or security Interest on the Bu/lding or the Land or any interest of Landlord therein as described herein, shall be also conditioned upon such holder's agreement not to disturb Tenant's peaceful possession snd occupancy, prowided that Tenant attorns to such holder after written notice of such holder's succession to Landlord's Interest and Tenant's compilance with the other provisions contained In this Sectlon

e__

8
 agle~wil. /U'y aucn certiricate ~ay De rellerJ upon Dy any grouno lessor, pror`Dective purchaser, secw-eu party, sortgagee, or any beneficiary under any siortgage, dead of trust on the Buliding or the Lend, or eny part thereof, or Intarast of Landlord theraln.

     7.08 Relocatlon. Landlord shall have the option to relocate the Tenant to alternative space In the Buliding Nhich alternative space shall be of corparable size or larger to the leased premises, In accordance with thl; Sectlon 7.08. Landlord shall give Tenant not less than ninety (.!O) days pelor written notice of such relocation which notice shall Include the date on which the Tenant shall be required to relocate or teove end a description of the space to which Tenant will be relocated. Landlord shall pay all reasonable out-of-pocket costs and expenses of relocating Tenant (Including the cost of preparlag such comparable space for occupancy). In the event of such relocation, such alternative space shall for all purposes be deemed the leased premises hereunder, and this lease shall continue In full force and effect Nlthout any change In the other terms or conditions hereof. Landlord hereDby expressly walvea Its right and option In this Sectlon to relocate Tenant or Its affiliated sublesseea and assigns to alternative space In the Buliding. Landlord, however, expressly retains such relocation rights and options for non-affiliated, permitted sublessees and assigns, If such permitted sublease or assignnent Is for esore than twenty-five percent (25%) of the Leased Premises.

     7.0! Lend~ord Atterations or Modificatlons. Notulthstending anything herein to the contrary, Landlord hereby expressly reserves the right In Its sole discretion to (a) temporarily or permanently change the location of, close, block, or otherwise alter any entrances, corcidors, skyNalka, tunnsis, doorways, or walkways leading to or providing access to the Buliding or any part thereof or otherulse restrict the use of same provided such activities do not unreasonably Impalr Tenant's acces; to the leased prenises; end (b) demoilsh, rebulid, Inprove, remodel, eW aWltlonal floors to, or otherulse alter any of the bulidinga located on the Land and Identiflad In the first paragraph of Sectlon 1.01, other than the buliding In wNlch the leased premises are located (provided Landlord shall have the right to Improve, remodel, and/or alter said buliding). snd It Is agreed that Landlord shall not Incur any llabillty whatsoever to Tenant as a consequence thereof, and such activities shall not be deemed to be a breach of any of Landlord's obilgatlons hereunder. Landlord agrees to exercise good faith In notifying Tenant within a reasonable time in advance of any alterations, nodificatlons, or other actions of Landlord under this Sectlon 7.09.

     7.10 N_ thenoe. Landlord and Tenant mutually covenant and agree that Landlord hereby reserves and ehall have the right at sny tine and from time to time to change the name of the Buliding as Landlord may dean advisable, and Landlord shall not Incur any liability whatsoever to Tenant as a consequence thereof.

Vlil.

     8.01 Asslonment or Sublease bv Tenant. (a) In the event Tenant should desire to assign this lease or sublet the leased premises or any part thereof, or allow se_ to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same Is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder) of such desire at least thirty (30) days In advance of the date on which Tenant desires to nake such assl9nment or sublease or allow such a use or occupancy. Landlord shall then have a period of fifteen (15) days followIng receipt of such notice within wNlch to notify Tenant in writing that Landlord

Y.lects (1) to ters8 - te this lease as to the space so affected as of the date so speciflad by Tenant In which event Tenant shall be rellevad of all obilgatlons hereunder as to such space arising from and after such date "provided, however, If less than twenty-five percent (25X) of the Leased Premises Is proposed to be assigned or subleased by Tamnt, then Subsactlon 8.01(a)(111) shall apply]; or (11) to swpend this lease as to the space so affected as of the date and for the duration so specified by Temnt In Its notice, In which event Tenant Nlil be relieved of all obilgatlons hereunder as to such space during said suspension, Including a swpenslon of the rentals hereunder In proportion to the portion of the leased premises affected thereby (but after said suspension If the suspension Is not for the full term hereof, Tenant shall once again become liable hereunder as to the ;ppilcable space), or
(111) subJect to the terms and provisions of 8.01(b) below, to permit Tenant to assign this lease or sublet such space for the duration so specified by Tenant In Its notice, subJect however, to the subsequent written approval of the proposed assignee or sublessee by Landlord, which approve; shall not be unreasonably withheld If (1) the proposed assignee or sublessee Is a respectable party of substentlal financial worth (as determined solely by Landlord) and Tenant shall have provided Landlord with proof thereof, (2) the nature and character of the proposed assignee or sublessee, Its bwiness and activities and Intended use of the leased premises are In Landlord's reasonable Judgment consistent with the standards of the Buliding and the floor or floors on which the leased premises are located, (3) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or Is controlled by or Is under common control with the proposed assignee or sublessee) Is then an occupant of any part of the Building or a party with whom Landlord Is then negotiating to lease space In the Building, (4) the form and substance of the proposed sublease or Instrument of asslenment Is acceptable to Landlord (which acceptance by Landlord shal l not be unreasonably ulthheld) and Is expressly subJect to all of the terms and provisions of this lease and to any mstters to which this lease Is subJect, (S) the proposed occupancy would not Increase the office cleaning requirements or Impose an extra burden upon the services to be suppiled by Landlord to Tenant hereunder, and (6) Tenant enters Into a written agreement with Landlord whereby It Is agreed that any profit realized by Tenant as a result of said sublease or assignment and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, Including, but not llrited to, sums paid for the sale of Tenant's fixtures, leasehold Improvements equipment, furniture furnishings, or other personal property (that li, after deducting and giving Ten;nt credit for Tenant's reasonable costs directly associated therewith, Including reasonable brokerage fees and the reasonable cost of remodeling or otherulse Improving the leased premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to L;ndlord as it accrues as additional rent hereunder. Notwithstanding anything contained In this Sectlon 8.01(a) to the contrary, in the event Tenant wishes to sublease all or any portion of the Leased Premises, or assign this Lease to any affiliate or subeldlary of Tenant, then Tenant shall not be obilgated to secure Landlord's approval or consent for same and Tenant shall be entitled to all profits, If any, derived therefrom. For purposes of this Lease, an "affiliate" or "suDsidlary" of Tenant Is any corporation, partnership or other entity controlilng, controlled

e,
 Ul ~i~le tU 1~1~1~ Ut L4~dlUIUIU. 'al~lt snall Lael~tlel t~a DUUIIU by the telillS tilelsol. I~llallL S11~11 1~1 r~ required to pay any brokerage comisslons to Lendlord or Landlord's lassir,g agent In connection with the exerutlon of a aublassa under the tarms of this subparagraph. As additional rental hereunder, Landlord shall be entitled (end the sublease shall so provide) to be paid, as It accrues, any profit to be realized as a result of eny sublaese entered Into under this subparagraph after deduction of and giving Tenant credit for Tenant~s reasonable costs directly associated therewith, Including the reasonable cost of remodeling or otherwIse Improving the lassed premisea for such sublessee, amortized over the remaining term of this lease, but excluding eny free rentals or the like offered to any such sublessee under this subparagraph. If Nlthin the forty-five (45) day parlod after Landlord racelves Tenant's notice of Tenant's desire to assign this lease or sublet the leesed premises or any part theraef, Landlord falls to notify Tenant (1) of Its election to suspend this lease In whole or In pset as set forth In 8.01(a)(11) above, or (11) that Landlord has obtained a uritten commitment for a sublease from a third party under this subparagraph then Landlord shall be deemed to have elected the option set forth In 8.01(a)(111) above, free and clear of ;andlordis rights ur~der this subparagraph, subject however, to Landlord's subsequent Nritten approval of the proposed assignee or sublessee as set forth in 8.01(a)(111) above. Landlord's rights to sublease the Leased Pr_laes on Tenant's behalf as provided In this Bectlon 8.01(b) are hereby Nalved In full Nlth respect to Tenant end Its affiliated assigns or sublessess.

     (c) Each sublessee or assignee shall fully observe all covenants of this lease, Including, ulthout llnitatlon, the provisions of Sectlon 1.03 of this lease and no consent by Landlord to an assignment or sublease shall bs deemed In any manner to be a consent to a us; not permitted under Sectlon 1.03. No assignment or subletting by Tenant (or by Landlord on behalf of Tenant under 8.01(b) above) shall relieve Tenant of any obilgatlon under this lease, and Tenant shall remain fully liable hereunder. Any attempted assignment or sublease by Tenant In violation of the terms and covenants of this Sectlon 8.01 shall be void and shall constitute an event of default under this lease. Any consent by Landlord to a particular assignment or sublasse shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assigreaent by sny assignee or sublessee shall be subJect to the provisions of this Sectlon 8.01, as If It were a proposed sublease or assignment by Tenant. The prohlbitlon against an assignment or subleese descrlbad In this Sectlon 8.01 shall be deemed to Include a prohlbitlon against Tenant's mortgaging or otherulse encumbering Its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, or a _rger transfer or sale of stock, partnership interest, or other equitable Interest resulting In a change of owne;ship Interest In Tenant of more than fifty percent (SOX), each of which shall be Ineffective and void and shall constitute an event of default under this lease unless consented to by Landlord In Nriting In advence.

     (d) In any situation In which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment Instrument and all ancillary agreements relating thereto. In the case of an assignment, same shall not be affective unless the assignee has agreed within the assignment Instrument to assune the obligations of Tenant hereunder all of the covenants, terms, and conditions hereof on the part of Tenant to be performed or observed hereunder.

     8.02 Assignment bv Landlord. Landlord shall have the right to transfer and assign In whole or In part all Its rights and obilgatlons hereunder and In the Buliding, the Land and all other p;operty referred to hireln, and In such event snd upon such transfer (any such transferee to hive the benefit of, and be subJect to, the provisions of Sectlon 8.03 and 8.04 hereof) no further llabillty or obilgatlon shall thereafter accrue against Lsadlord hereunder.

     8.03 Peaceful Eniovment. Landlord covenants that Tenant shall and may peacefully have, hold, and enJoy the leased premises, subJect to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid bY Tenant and performs all of Tenant'a covenants and agreements herein contained. It Is understood and agreed that this covenant and sny and all other covenants of Landlord contained in this lease shall be binding upon Landlord and Its successors only with respect to breaches occurring during Its and thelr respective ownership of the Landlord's Interest hereunder.

     8.04 Llmitatlon of Landlord's Personal Llabilltv. Tenant specifically agrees to look solely to Landlord's Interast In the Buliding and the Lend for the recovery of any Judgment against Landlord It being agreed that Lendlord Its officers directors, and employees shall never be personally liable fo; any such Judgment. The prowlsion contained ;n the foregoing sentence Is not Intended to and shall not limit any right that Tenant might otherulse have to obtain inJunctive relief against Landlord or Landlord s successors in interest or any suit or action In connection with enforcement or collection of amounts which may become owing or payable under or on eccount of Insurance ralntained by Landlord.

IX.

     9.01 #otices. Any notice or other communications to Landlord or Tenant required or permitted to be given under this lease (and copies of the same to be given to the parties as below desccibed) must be in Nriting end shall be effectively given If delivered to the sUdresses for Landlord and Tenant set forth below, or If sent by United States rail, certiflad or registered, return receipt requested, or any llovernight mallN or delivery service, to said addresses:

The addreas for Landlord Is:

wHP, Inc. c/o spire Realty Croup, Inc. 15710 JFK Blvd., Suite 100 Howton, Texas 77032

~CIIah~O.

10
 1~6 aUUleYD IU ~IICII l~ricerr silalt lilereattel De sent Dy giving tne other Nritten notice tnereot. xrmitionalty, Tenant shall send copies of all notices required or permitted to be given to Landlord to each lessor under any ground or land lease covering all or part of the Land, and each holder of a mortgage or deed of trust ancusberlng the s'ulidins. and/or the Land who notifies Tenant In writing of Its Interest and the address to which notices ara to be sent.


     9.02 Mlecellaneous. (a) This lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and Inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. The pronouns of any gender shall Include the other genders, and either the singular or the plural shall Include the other.

     (b) All rights and remedies of Landlord under this lease shall be cumulative end none shall exclude eny other rights or renedlas allowed by law, and this lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

     (c) This lease may not be altered, changed, or amended, except by an Instrument In writing executed by all parties hereto. Further the terms and provisions of this lease shall not be construed agalast or in favor of a party hereto _reiy because such party Is the l'Landlord'l or the HTenant hereunder, or such party or Its counsel Is the draftsman of this lease.

     (d) The terms and provisions of all Exhlbits desccibed herein and attached hereto are hereby rsde a part hereof for all purposes.

     (e) If Tenant Is a corporation, partnership, or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to, its Board of Dlrectors or partners) for the execution, delivery, and performance of this iease have been obtained and that Tenant has the right and authority to enter Into sod perfoms Its covenants contained In this lease.

     (f) whenever In this lease there Is Imposed upon Landlord the obilgation to use Its best efforts reasonable efforts, or dlilgence, Landlord shall be required to do so only to the extent the s_ Is economictily feasible and otherulse will not lapose upon Landlord extreme financial or other business burdens.

     (9) If any term or provision of this lease, or the appilcation thereof to any person or circumstance, shall to any extent be Invalid or unenforceable, the remainder of this lease, or the appilcatlon of such provision to persons or circumstances other than those as to which It Is Invalid or unenforceable shall not be affected thereby, and each provision of this lease shall be valid and shall be enforceabis t; the extant permitted by law.

     (h) Parking spaces for the leased premises shall be governed by the terms and prowlelona of Exhlbit ~R~ attached hereto and made a part hereof for all purposes.

     (1) Lsndlord agrees to pay to CB Co_erclal Croup, Inc., and Flecher IL Company, a real astata brokaraeae ce~alsslon as set forth In a separate listing agreement between Landlord and CB C~aerclal 6r~ Inc., and Flscher L Company. Landlord and Tenant hereby represent and warrant each to the other that they [ave not employed any other agents, brokers, or other such parties in connection with this lease, and each agrees that theY shall hold the other harmless from and against any and all claims of all other sgents, brokers, or other such parties claiming by, through, or under the respective Indemnifying party.

     (J) This contract represents the entire agreement of the parties, and all other pelor agrs*aents, whether written or oral, are hereby rerged Into and are superseded by this Instrument.

     (k) Tenant has had the opportunity to Inspect the leased premises prior to exacutlon of this agraemant to lease end pclor to Its occupancy of the leased premises. Tenant hereby acknowledges that Landlord disclalma any and all warranties regarding the leased premises, whether expressed or Impiled, Including, without llmitatlon, any warranties of sultabillty or habitability, and Tenant agrees that It hereby waives any snd all such Narrantles, express or impiled, and further agrees to repair, at its own expense, any and all defects which may subsequently arlsa or be discovered In the Leased Premises, except for latent or existing defects at the time of Inspection.

     9.03 ExDsnsion ODtlon. On each of the first, second, third fourth and fifth annual anniversaries of the Co_encement Date of this Lease (collectively, the Y.Expanslon D;tes- and, Individually, the ~Expansion Dataa), and provided that Tenant Is not In default under this Lease, Tenant shall have the sole and exclusive option (collectively, the Y.Expanslon Optlons- end Individually, the Y.Expanslon Optlon ) to expand into an sdditlonal 3,000 square feet of net rentable are; located upon the sixth (6th) floor of the Building (the

Y.Expanslon Spacs-). The location of the space to be occupied pursuant to the first exercised Expanslon Option shall be determined by Landlord In Its reasonable discretion. Landlord shall use Its best efforts to ensure that any space to be occupied pursuant to any subsequently exercised Expanslon Optlon shall be adJacent to Tenent's then occupied space. Tenant shall exercise any Expanslon Optlon by giving Landlord at least six (6)

     onths written notice prior to the respective Expanslon Date. Durlng the period prior to Tenant's exercise of eny Expanslon Optlon, Landlord shall be entitled to lease all or any psrt of such Expansion Space, so long as the term of any auch lease expires on or before the commencement of such expansion. In the event Tenant falls to exercise any Expenslon Optlon, then such right Nlil expire and the Expanslon Space shall be subJect only to auch remaining Expanslon Optlons and rights of first refwal as ray exist at such time. Should Tenant notify Landlord of Its desire to exercise any of such Expanslon Optlons, then such Expanslon Space shall become part of the Leased Premises on the same terms and conditions as provided in this Lease upon the respective Expansion Date. Tenant shall take any such Expanslon Space on an 'AS IS' basis at the rates then appilcable to the remaining portion of the Leased Premises, together Nlth a Tenant Improvement Allowance equal to S12.00 per square foot of Net Rentable Area ti_s a fraction whose denominator Is 60 and whose numerator Is the number of months remaining In the pcimary term of this Lease at the Expanslon Date for such space. Construction of any

"MC~L~IL~


11
 UU.~ .~111~ Y.11~1~ ~V1 `~. `11. ~dLa L~V~I eu Ut ..IU bLdid r lue u1 1el
 . I I lelidllL ULles IIL'L II~L I I I L - ~t L. U with(n said S-day period, then Tenent shatl conclusively be deemed to have elected not to take such space and walvad Its first refusal rights as to such space. If Tenent notifies Landlord of Tenant's Intention to lease

Y.uch space within said S-day period, then Tenant shall lease such space upon the terms and conditions atated In the Bona Fide Offer. If Tenant elects not to lease the space covered by the Bona Flde Offer, and Landlord eccepts the Bona Flde Otter, then Tenant's rights to lease such space will have terminated. If Offeror subsequently falls to execute a lease with Landlord for auch space, or if the terms of such lease to Offeror are e~nended to be materially e~ore favorable to Offeror than the original Bona Flde Offer, Tenant's continuing right of first refusal for such space shall continue.


thereafter revoke such electlon.


     (c) Any space leased by Tenant pursuant to this Section shall be taken in Y.'AS Isil condition, without any remodeling or fix-up work to be performed by Landlord except as otherwise provided in such Bona F1de Offer.

(d) If Tenant elects to take ary space pursuent to this 5ectlon, Tenent eesy not

     (e) Such right of refusal shall be exercisable r,nly during the primary term of this Lease and not during any renewal period.

     (f) This right of first refusal Is subordinate to rights and options to third parties of lesses or third party negotlatlons arlelng pelor to the time Tenant becomes entitled to this superior right of first refusal.

     9.05 Honument. Tenant shall have the non-exclusive right to Include, on a monunent sign to be placed on the side of the Buliding adJacent to JFK 80ulevard, Its neme in design end location subJect to Landlord~s sole approval and at Landlord's sole cost. Such sign shall Include other tenant identification, and prowided that such other tenant shall not have substantially more net rentable area than Tenant and be a direct competitor of Tenant's, such other tenant Identificatlon shall be no larger than that of Tenant.

     9.06 Restaurent Services. Landlord shall use its best efforts to secure delicatessen/restaurant services for the Buliding; provided, however, that such services shall be upon customary terms and conditions In the enerket end shall not require eny peyments to or other subsidies of such services by Landlord.

9.07 ~ental Restcictlons.

     (a) Nelther Landlord nor Tenant shall transport, use, store, malntaln, generate, manufacture, handle, dispose release or discharge any Hazardous Haterlal (hereinafter defined) upon or about the euliding, nor permit thel; erployees agents and contractors to engage In swh activities upon or about the Buliding. Nr,wever, the foregoing provisions shall not prohibit the transportation to end from, and use, storage, _Intenance end handling within, the Buliding of substances customarily used In owning, managing repairing leasing or operating real estate similar to the Buliding provided (1) swh substances shall be used and malntilned only Sn swh quantitles as are reasonably necessarj and in accordance with awlicable law and the manufacturers' Instrwtlons therefor and (11) such substances may be disposed of, released ore discharged at the Buliding If permitted by and In compilance with applicable laws, arid shall be transported to and from the Buliding in compilance with all appilcable laws. The term Y.Nazardous Naterial- shall mean any chemical, substance, _terlal or waste or comporent thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance material or waste or component thereof by any federal, state or local governing or regulatory body having Ju;ledlctlon.

     (b) If any Nazardous Materlal Is released, discharged or disposed of by either Landlord or Tenant or Its employees agents or contractors on or about the Bul lding In violation of the foregoing prowlelons, swh psrty shall immedlataly properly and In compilence with all applicable laws and ordinances, cleen up end remove the Razardous Nate;lal from the Leased Premises, the Building and any other affected property, at surh party'a sole cost and expense.

     (c) Should Landlord fall to clean up and remove any such Hazardous Material so released discharged or disposed of by It, Tenant, after thirty (30) days prior written notice (or such reasonably longer period as necessary, If Landlord begins such clean up and/or removal, imaediately upon receipt of such notice and continues to proceed with dlilgence) and opportunity to cure, shall have the right to terminate this Lease.

IN TESTIMONy "HEREOF, the parties hereof have executed this lease as of the date aforesaid.

LANDLORD:
WHP, I NC


            Trzanowski, Tre urer7_Z/_93

TENANT:

A),

FIRST HEALTH 57RATEGIES} INC.



By:

12


u tor th co_on
           aouth   t corner of thet certain 3  Z7.1Z t t to Y. 5/8 Inch iron rod


File Number D048665 Y.n  t_ct ot record under Herris County Clerk r.

d the northwest corner of the herein ecribed tract;

0 8609 THENCE North 87 degrees 40 59 Eeat departing Y.eld Y.e t R 011 1 ron rod Y.et for th aouthee;t corn r ot Y.elel 0 8609 Y.cre tr ct

THENCE North OZ degr 19 01 Ihat SO.OO fe t to Y. 3/4 inch iron pipe found for an exterior corner


     THENCE N rth 87 degreea 40 59" Eeat
corner of the herein dercribed tract203 39 feet to Y. 3/4 inch Iron pipe found for the northeast

H11 20 East 344 1 feet to s 3/4 inch Ircn pipe fdi h

Y.n91          t 09NdCE 33  t t aloe. the erc ot aeld curw toll i          id

9        r 30 1         Y. redlua ot 1255  orth R O       line heving Y. centrel


207 95 t et to Y. 3/ ' tron pip tound et tOO '. dtot and

THE CE South 87 d gr 40 59 weat continuln

pipe found tor th beginnin9 ot   Y.8'd North R O 9; line
249 37 teet to 3/4


ot SO W        t Y. id curv havin9 Y. centrel Y.n I

5 037 sr4uere  h 4; de9reea 19 09 ot 90 d greea 00 OOradius

containi       teet) ot land    1 weat 70 71 te t to th POINT OF EG;NNING and

     1. Defined Terms

The following terms have the respective defin

indicated for purposes of this Work Agreement:

(a) "Co=.enc-.ent Date" means the later of (i) thir (31) days after Substantial Completion, exc Tenant Delay, or (ii) December 1, 1993. By

example, if Substantial Completion occurr November 20, 1993 and Tenant had caused ten (10) Tenant Delay, the Commencement Date would be De 11, 1993.

(b) "Completion Date" means the date on which the

Premises will be delivered to Tenant by Landlc

(c) "Construction Drawings" means the plane specifications including architectural drawin mechanical, electrical and plumbing drawings f construction of Leasehold Improvements to the

Premises to be prepared by Landlord's Archite delivered to Tenant for approval.

(d) "Construction Drawings Bign-Off Date" means fi days after receipt by Tenant unless otherwise e~ by Tenant Delay.

(e) "Demolition" means the removal of all e~ improvements from the bottom of the floor slat to the top of the existing floor slab below

Leased Premises as per the demolition plan.

"General Contractor" means the person or fir time to time selected or approved by Landlo Tenant as herein provided to construct and inste Leasehold Improvements in the Leased Premises.

C-1
aspect of the Leasehold Improvements after the Construction Drawings Sign-Off Date (including any delay in preparing any of the documents or drawings described herein), (iii) of delay caused by Landlord, its agents, or contractors' interference (if any) in the construction or delay in processing General Contractor's submittals as provided herein and (iv) of delay caused by the inclusion of any work or materials not shown on the Construction Drawings which causes Substantial Completion to be delayed beyond December 1, 1993.

(i) "Landlord's Representative" means the individual assigned by Landlord to coordinate the plans and specifications for the Leasehold Improvements as contemplated herein.

(~) "Leeaehold Improvement" means the complete construction of the Leased Premises in accordance with the Construction Drawings.

(k) "Plan Delivery Date" means the date that Landlord delivers to Tenant the proposed Construction Drawings.

(1) "Product Data" means illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information which may be furnished by the General Contractor to illustrate a material, product or system for some portion of the construction of the Leasehold Improvements.

(m) "8amples" means physical examples which illustrate materials, equipment or workmanship and establish

_cNe
     the cons,truction of the Leasehold Improvement
(o)  "8ubstantial Completion" means the date the Le
     Improvements are certified by Landlord's archi sufficiently complete in accordance herewith e:
     noted in the punch list (and except for thos not shown on the Construction Drawings construction debris except for the debris ass with ongoing final completion has been removed
     Leased Premises are clean, such that the Ten reasonably occupy or utilize the Leased Premi the Permitted Use.

(p) "Tenant Delay" means the sum of number of days whiah Tenant was late in providing Tenant's re contemplated in this Exhibit "C", (ii) of dela, by changes requested by Tenant to any aspect Leasehold Improvements after the Construction C Sign-Off Date (including any delay in preparin' the documents or drawings described herein delay or halting of construction), (iii) o caused by Tenant, its agents, or contr interference (if any) in the construction or c processing General Contractor's submittals asE herein, and (iv) of delay caused by the inclt any work or materials not shown on the Const Drawings which caused Substantial Completio' delayed beyond December 1, 1993.

2. Improvements by Landlord

(a) Exhibit "G" attached hereto and made a part contains a list of improvements that establ

~ e

C-3
 Construction Drawings.

(c) Landlord shall engage an architect or engineer to design the Leasehold Improvements and to prepare Construction Drawings. Once approved by Landlord and Tenant as required under Section 3(b) hereof, the Construction Drawings will be incorporated in the Lease by reference as Exhibit "C-1" (Final Construction Drawings).

(d) Tenant shall assume the existing improvements in the Leased Premises in their "AS IS" condition.

(e) Landlord shall provide Tenant, at no cost to Tenant, all requested utilities during the initial move-in phase.

3.   Schedule of Critical Dates

(a) Landlord will complete the Construction Drawings no later than September 10, 1993 (unless otherwise extended due to Tenant Delay).

(b) Tenant agrees to review promptly the Construction Drawings prepared by Landlord's architect and respond to Landlord no later than September 15, 1993 with its approval of or comments to the drawings for construction of the Leased Premises. If Tenant does not approve certain items included on the proposed Construction Drawings, then Tenant shall note such items on the sign-off set of proposed Construction Drawings and shall approve the proposed Construction Drawings "As Noted" or "As Amended".

(c) Upon receipt of Tenant's written request and/or authorization to make any change to the Construction

C-4
 number of days and revised cost (if any) required to complete the Leasehold Improvements occasioned by such change, or (B) inform Tenant of the number of days it will take to make such a determination, in which case if Tenant still desires to request such change(s), Landlord shall use due diligence to provide Tenant with the information in (A). The actual delay beyond December 1, 1993 which any such change causes, whether more or less than estimated, shall constitute Tenant Delay. Tenant agrees that Landlord will not stop any construction in progress while Landlord is evaluating or calculating the time required to implement a change unlesa requested by Tenant or unless in Landlord's and in General Contractor's reasonable judgment construction should be stopped. Any such change order shall be subject to Landlord's approval, which shall not be unreasonably withheld. After Landlord has approved the change and provided the information described above, Tenant shall then advise Landlord in writing of the acceptance or rejection of the change order. The number of days from the date Tenant requests a construction stop to the day construction is resumed shall be Tenant Delay.

(d) In the event a change to the Construction Drawings after the Construction Drawings Sign-Off Date is a result of any unforeseen condition within the existing Leased Premises, such a change shall be treated as a Landlord change, Landlord will provide written notice to Tenant determined to be required as a

~.~.

C-5
(e)  Landlord's     Representative will coordinate with
     Tenant's       representative  (Darin Jones and/or Dave
     English)       during construction of the Leasehold
     Improvements and until the items on the punch list are completed or settled, Landlord's Representative and Tenant's Representative shall at all times have access to the Leased Premises during construction of the
                   Landlord's Representative
                   charge of and will be


Leasehold Improvements.
will have control or
responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the construction of the Leasehold Improvements,and he will be responsible for the General Contractor's failure to carry out the construction in accordance with the Construction Drawings. Landlord's
Representative and Tenant will review, approve, approve as noted or disapprove within two (2) business days of the receipt of same, the General Contractor's submittal such as Shop Drawings,Product Data and Samples, but only for conformance with the design concept of the Leasehold Improvements and with the information given in the Construction Drawings.

(f) Any responses required within a certain time period under this Exhibit "C" shall be in writing and shall be due by 5:00 p.m. on the date specified therefor. Any such response received by either party after 5:00 p.m. on any day shall be deemed to be received on the next day.

_c.~

C-6
 Drawings including the cost of Leasehold Improvements.

(b) For purposes of this Work Agreement, the cost of construction of the Leasehold Improvements shall include, without limitation, the cost of preliminary space planning and final space planning, to the extent that such space planning costs exceed $0.08 per square foot of Net Rentable Area; Construction Documents; mechanical engineering design and documentation; electrical design and documentation; Landlord coordinated field observation and follow-up; Landlord coordination of design and construction; demolition; construction management costs including fees; special consultants costs (structural, acoustical, vibration, etc), direct costs of construction; and all required permits and fees.

(c) All construction costs for the Leased Premises which exceed $12.00 per square foot of net rentable area shall be advanced by Landlord on behalf of Tenant and amortized monthly over the primary term of this Lease at an annual interest rate of nine percent (9.0%) and the Base Rental rate set forth in
Section 2.01 and Addendum II of this Lease shall be increased by such monthly amortization.

Substantial Completion, Construction Warranty and Rental
Commencement Date

(a) Tenant's obligation to pay Rent under the Lease shall not commence until the Commencement Date as defined above. To the extent the Commencement Date may be construction of

_e.~o

C-7
 unless otherwise delayed by reason of strikes, lockouts or other labor disputes (whether or not with employees of Landlord's contractor or any subcontractor and regardless of whether the dispute could be settled by acceding to the demands of any labor group), acts of God, inability to obtain sufficient labor or materials or reasonable substitutes therefor, governmental control or compliance with applicable governmental laws, rules or regulations, enemy or hostile governmental action, civil com~otion, fire, floods, stormy or inclement weather or other conditions or caused beyond the reasonable control of Landlord (hereinafter referred to as "Events of Force NaJeure").

(c) Should a Certificate of Occupancy not be provided by Landlord to Tenant within one hundred twenty (120) days (exclusive of days of Tenant Delay) after the date of execution of this Lease by all parties as set forth in the preamble (the "Execution Date"), Tenant shall have the right and option to terminate this Lease within three (3) business days after the expiration of such 120-day period by providing written notice to Landlord of its election to so terminate during such 3-business day period. Should Tenant fail to so notify Landlord during such period, it shall be deemed to have waived such right to terminate.

(d) When the Landlord considers the Leasehold Improvements to be approaching Substantial Completion as defined in Section l(o) hereof, the Landlord shall notify the

~c~cre

C-8
 list with items agreed to by Tenant and Landlord listed therein. The inspection and issuance of the Certificate of Substantial Completion shall be conducted within two (2) business days after Landlord's notification. Warranties required by this Work Agreement shall commence on the date of Substantial Completion of the Leasehold Improvements. The Certificate of Substantial Completion shall be submitted to Tenant, Landlord and the General Contractor for their written acceptance of the responsibilities assigned to them in such certificate. Tenant shall have five (5) business days from receipt of said certificate to approve and return same to Landlord. Tenant shall not take possession of the Leased Premises until Tenant has accepted the Certificate of Substantial Completion. Landlord shall use all reasonable efforts to complete the items on the punch list within thirty (30) days of receipt from Tenant. Landlord shall use all reasonable efforts to complete the items on the punch list which was developed by Landlord and Tenant immediately after issuance of the Certificate of Substantial Completion (hereinafter called the "'Initial Punch List") within thirty (30) days after issuance of such Certificate of Substantial Completion and before the Commencement Date. Immediately after the Commencement Date, Landlord and Tenant shall develop a final punch list of items to be completed (the "Final Punch List") and Landlord shall use all reasonable efforts to complete

a~e

CN9
 which failure could not reasonably have been discovered upon the date the Certificate of Substantial Completion was issued, and (3) Landlord's failure to complete in due course the incomplete items, if any, described in the Certificate of Substantial Completion (including the punch list items). Landlord shall be responsible for (2) only for a period of one year from and after the Certificate of Substantial Completion is issued. Landlord shall exercise due diligence in completing any item in (3) of this Section 5(e) and shall use its good faith efforts to minimize any disturbance to Tenant's operation in the Leased Premises. Additionally, Landlord shall provide Tenant with any equipment warranties obtained in connection with the purchase of equipment which is incorporated into Tenant's Leasehold Improvements and Tenant shall look solely to such warranties and not to Landlord for defects and/or failures of such equipment. THE FOREGOING CONSTITUTES LANDLORD'S ONLY WARRANTY. ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

(f) Notwithstanding the above, at Tenant's request made at any time after Substantial Completion, Landlord may permit Tenant to occupy so much of the Leased Premises as Tenant wishes to occupy prior to the Commencement Date. Landlord will cooperate with Tenant in order to

aY~c.~e

C-10
r ~

Landlord's actual costs (but in no event more than the base monthly rent which would have been due in the absence of any applicable abatements) incurred by reason of the Tenant's early occupancy.

(g) The above dates in this Exhibit "C", including, without limitation, the Commencement Date and Completion Date are predicated and conditioned upon the execution of the Lease on or before September 15, 1993. To the extent that such date of execution of the Lease is delayed beyond September 15, 1993, each of said dates shall be delayed by the number of days of delay in execution after September 15, 1993.

     Landlord and Tenant have executed this Work Agreement contemporaneously with execution of the Lease.

LANDLORD: WHP, INC.

     as J. Trzan6ski, Treasurer
TENANT:         (rPA)'


FIR8T HBALTH 8TRATEGIES] INC.

By:

Name:
Title:


C-11


For example. It the Kllowatt Hour iate increases by 10X over the Base Rate, saii rate shall automatically Increase by tOX. The "Kilowatt Nour Rate" shall mean the actual average cost per kilowatt hour charged by the pubilc utilltiea providing electricity to the Buliding or it said public utilities shall cease charging for electricity or, the bears of a kilowatt hour, then the Kilowatt Hour Rate shall mean the actual average cost per equivalent unit of reasurement substituted therefor by said pubilc utilities. The Base Rate is hereby stipulated to be S0.0600 per kilowatt hour.

The following dates dall constitute "Holidays" as aald term Is used In this
Lease:

(1)  New Ycars' Day
(2)  President's Day
(3)  Good Frlday
(4)  Hemorlal Day
(5)  Indqndence day
(6)  Labor Day
(7)  Vetcran's Day
(B)  Thanksgiving Day
(9)  Frlday following Thankagiving Day
(10) Chrlat~s Dey

If, in the case of any Holiday described in (1) through (10) above a different day shall be observed than the respective day abovedescribed, then the day which constitutes th; day observed by national banks in Houston, Texas, on account of such holiday shall constitute the Holiday urder this Lease.

     Notwithstanding any contrary provision contained in the Lease, should Landlord install (at Tenant's expense) a separate individual heating, air conditioning and ventilating unit exclusively for Tenant's use, Landlord shall furnish Buliding Standard heating, ventilating and air conditioning during Tenant's business hours of 7:00 a.m. through 12:00 p.m. (midnight), Honday through Frlday, and on Saturday between 7:00 a.m. and 1:00 p.m., all exclusive of Holidays (defined below), without any additional hourly charge for after hours' UBe.

     For the purposes of this IIVAC Schadule only, the following shall not be treated as Holidays for purposes of furnishing eir conditioning and heating:

(1) Presidents' Day; (11) Good Frlday; and (I i i) Veterans' Day.

D-1

/Thomas J. Trzanowskl, ~reasurer

TENANT: a4) 1
FIRST HEALTH STRATEGIESl_INC
By:
NaTe: 422,
Tltle:
 closets In a clean and orderly condition. i. Leave

designated lights on.

2.   Elevators

a.   Floors will be vacuumed, and spot cleaned as needed.

b.   Ualls and rail wiped clean.

c.   Elevator Y.tainless steel and glasa wiped cleaned and poliahed.

3.   Restrooms

Y. Ceramic tile floors will be oopped Nlth disinfecting aoap and machined acrubbed as needed

     ParticulOr attention to be paid to clean grout and wallifloor b Clean and polish mirrors, and clean enameled aurfaces and anY shelvina

     a-n Y.n polisn mirrors, and clean teo aunaces and any shelving. weah basins, urinals and toilet bowls thoroughly cleaned and disinfected, remove stains and rake certain to clean under side and rles of comrodes and urinals. wash both sides of commode seats with disinfecting soap.

d. Damp wipe ar,d wash eil car_Ic tile with disinfectant and wipe down and spot clean vinyl walls and partitions near urinals.

e. Clean and polish bright metal piping, toilet seat hinges, ash trays and other metal work.

f.   Disposal can to be emptied, cleaned and disinfected as needed
9.   8anitarv napkin receptacles will be e~ptied, cleaned and disinfected

h.   Stall partitions will be clomp cleaned as needed. Notify
     Supervisor and Building Manager of any writing, etc, that cannot be removed. Ualls will be spot cleaned and /or completely washed as needed. Low ladgea, sills, tops of partitions will be dusted and d~p cleaned. Paper towel and toilet dispensers will be wiped clean, polished and refilled es ne deaf. Soap dispensers will be wiped clean end refilled es needed.

4. Entrance Areas

a.   Entry grill la to be kept clean.

b.   Empty end dry polish eil sand urna

c.   Spot clean all Nall surfaces.

d.   Clean and polish glass and facinga on both sides of all entrance

f.   Check sidewalka and remowe any trash.

S.   Tenant Areas

a.   Vacuun clean all cOrpeted areas and spot clean minor stalna.

b.   Sweep and/or duet mop all tile floora.

c.   Empty ash trays and wipe with damp cloth.

d.   Empty all waste baskets and wipe with damp cloth or wash, If necessary.

e. Desks, counters, tables, office furniture, filing cabinets, chairs, leoges, equipment and flat surface will be dusted with treated cloth.
     All paper trach Nlil be collected and carried to the freight elevator for dispoaltlon at

     Llghts to be turned off. . Doors to be locked.

f.

B. WEEKLY SERVICE

1. Elevaton

a. Elevator door tracks cieanad.
b. Clean and polish exterior of eil elevator doors and trim.

2. Stalewells
     e. All steirueils, landing and steirs to be swept,and ~wpped es required
     b. All stairwell corrers to be cleanod out.
     c. All hendreils to be wiped cleaned.

3. Janitortel Clossts e. Cleaned and any trash renoved.

4. Corcidors and Lobby
     a. Buliding directory wiped clean ot all amudges and fingerprint-.
     b. Spot clean eil vinyl wall covering end palnted aurfaces.
     c. Flre hose cabinets to be duated.
     d. Aggregate floors to be buffed to Inaure even aheen.
     e. Level Two glass and chrome raliln. to be spot cleaned.

1


     - `.r#~h. I`U~I. ~lit ~ cleaned and polished.
b. All high duating, tops of door frame

okCaSeS. Y.nd filln9 cabinet. (taller than`6PiCttUrboS.dand other hangin9 itemS topS of

c. Drawer fronts, desk fronts and desk aides to be duated
d. 9ase plates will be wipod clean with treoted cloth e All doors,top to br,tto and hinge topa will be wl ad f Spot carpet cleaning aa needed. p clean with treated cloth.


2. Pubilc Areas
     a. Lobby floors to be stcipped waxed and buffed tulce yearly
     b. Exterlor euliding windows tr be cleaned three times yearly

E. PARKING GARAGE

1. w~eekly
     a. Remove eil lltter ard leash from garege eeea
     b. Swaep and dust elevator Interlors
     c. 8waep and keep free from leash elf steirueys.

2
 4. Hovement In or out of the 8uliding of furniture, office equlprent, or anv other bulky or heavy mat shall be restricted to such hours as Lendlord designatea. Landlord will determine the mesh, rou ng of sal It_ so as to ensure the safety of all persons and property concerned. Advance N not ce of Intent to rove auch Items mst be made to the Buliding _Ngamant office.

5. All routir,e dellwries to c tenant's Ieased pr_lees during b:OO a.r. to 5:00 p.m. Neekdays ski'

Y.ade through the freight elevators. Passengar elevators ara to be used only for the moveme persons, unless an exception Is approwd In Nriting by the Buliding _nagement office.

6. 8uildir~ _Ng_~t hal' have the euthority to preacrlbe the weight and manner that heavy furr

7.   Corcidor doors, when not In use, shell be kept closed.

8.

Tenant spece that Is visible from pubilc areas must be kept neat and clean.

9. All freight eiewtor lobbies ere to be kept neat and clean. The disposal of trash or stor

_terieis In these ereea la prohibited.

10.

11.

No animals shall be brrught Into or kept In, on, or abr,ut the Buliding.

Tenant shall not tamper with or ettempt to adluat temperature control thermostats in the leased premises. Landlord shall adJuat thermostats as required to malataln the Buliding standard temperature. Landlord requeats that all ulndow bilnds remain down and tilted at e 45 degree angle toward the street to help ralntaln comfortable room teeparetures end conearw energy.

12. Tenant Nlil comply with eil security proceoures during business hours end after hours and on Nee

13. Tenants shall lock eil office doors leading to corridors and turn out eil lights at the close o1

14. All reqiests for overtl_ eir conditlonin. or heating rust be submitted In writing to the su management office by 2:00 pUR. on the day desired for weekday requests, by 2:DO p.m. Frlday for N requests, end by 2:00 p.a. on the preceding business day for Holiday requests.


15. No fl_bie or explosive fluids or matecieis shell be kept or used within the Buliding except I epprowd by Lsndlord, and Tenant shall comply with all appilcable buliding and fire codes n thereto.

16. Tenant wy not pisee any It_ on the belconies of the euliding without obtaining Landlord

17. Tenant shall eeploy no person or persons other than the eTployees or contractors hired or appr~

writing by Landlord to perfonn eny cleaning or Janitorlal services on the Ieased premises. Ar employee or contractor must wet Lendlord's qieilficstlons end ba ur,der the control and super

     Lendlord resarws the right to rescind eny of these rules and regulations, Y.nd to make such other end further rules and regulations Y.s In Its reasonable Judgment ahell from time to time be required for the aefety, protection, care, end cleanilness of the euliding, and the ope;atlon thereof, th; preservation of good order therein, and the protection and comfort of the tenant and thelr agents, employees, and invitees Such rules and regulations, when wde snd written notice thereof Is glwn to e tenant, shall be binding upon It In like manner aa If origineily herein prescribed.
     Parking Spaces. Lsadlord shell use good faith efforts to Inaura that the parking apaces r~veeed by the Initlal Parking Permits ara avallabla to Tenant throughout the term of this Lesse.

     (2) In the event Tenant shall dealre to lease additional parking permits (hereinafter called Y.AWltional Parking Pemits-) for wssigned and unreserved spaces In the Garage, Tenant shall notify Landlord In writing of Tenant's desire to do so Following Landlord'a receipt of such written notice, Landlord shall make available to Tenant auch nucber of AWltlonal Parking Permits aa Landlord deema reasonable, If same are available All AWltlonal Parking Permita shall ba made available to Tenant on a month-to-month basis only

Landlord hereby ageees that Tenant may at any time and from time to time during the term of this Lease eieet to discontinue leasing or taking any or all of the Additlonal Parking Permits (but not the Initlal Parking Permits) bv giving written notice thereof to Landlord Tenant hereby agrees that Landlord _y at any time and from time to tl~e during the term of this Lease elect to cancel any or all of the AWltlonal Parking Permita (but not the Initial Parking Permits) by giving written notice thereof to Tenant Any auch election bv Tenant or Landlord aa the case may be ahall be effective as of the firat day of the first full calendar month following the expl;etlon of thirty (30) days after the date auch notice Is given (the Initlal Parking Peemits snd the AWltlonal Parking Permits being hereinafter collectively ceiled the ~Parking Permita.)

     (3) In the ewnt the parking speces covered by the Initlal Perking Permits are not aval labie or become uneval Isbie to Tanant (due to causes beyond the reasonable control of Landlord) during any portion of the term of this Lease, then Landlord ahall make available to Tenant sufficient parking spaces (but not to exceed the nucber of apacea not then available to Tenant) to meet Tenant's nseds located reasonably near the 8uliding until the parking spaces cowred by the Initlal Parking Permits ete made available to Tenant, said substitute spaces to be at a rental rate not to exceed the rate then being charged by the operator of the Garage

Landlord shall use good faith efforts to Insure that the parking spaces covered bv the Initial Parking Per~alts are available to Tenant throughout the term of thla Lease

     (4) If thc term of this Lease commences on other than the first day of a calendar month, or terminatea on other than the last day of a calendar month, then rentala for Parking Permits shall be proreted on e dsily beala

LANDLORD


,~ Trzanowski, Treas~
     TEN`NT
                   - ~)1
     FIRST HEALTn SIUITEGIESAI C
     By
     Name R~ ~ ~v /CD  ats ~:
     Tl t le: ~ ~ ~c ' ~ c 5 li>

a~r~hilxR ~L~'-

H-1


1 -I


~'H~
1.   Base Renta]

The Base Rental payment schedule for the term of the Lease shall be as follows:

Year Annual Rate Annual Rental

Monthly Payment

One    $10.50  S399,294.00  $33,274.50
Two    $11.50  $437,322.00  $36,443.50

Three  $12.50  $475,350.00  $39,612.50
Four   $12.75  $484,857.00  340,404.75
Five   $13.00  $4g4,364.00  $41,197.00


2.   Storeae Rental

     Tenant agrees to pay an Annual Rate of Five and No/100 Dollars ($5.00) per square foot for five hundred (500) square feet of Storage Area in the amount of $2,500.00 Annual Base Rental, or a Monthly Base Amount of $208.33, which Storage Area shall be accessible by a door with lock, with Landlord to have access for emergency and safety purposes only.

Movina Allowance.

     On the Commencement Date, Landlord shall reimburse Tenant an amount equal to Two and Notl00 Dollars ($2.00) per Net Rentable Square Foot for Tenant's moving costs associated with Tenant's move to the Building. Net Rentable Square Footage of the premises is 38,028, therefore, the total Moving Allowance shall not exceed Seventy-six Thousand Fifty-six and Notl00 Dollars ($76,056.00).

4.

Roof Access.

     Landlord shall allow Tenant to place the necessary microwave transmission equipment on the roof of the parking garage or Building, provided that any such installation complies with all city, state and federal government regulations, specifications and codes; installation, maintenance and repair costs shall be paid by Tenant; and, upon removal, the location shall be returned to it's original condition at Tenant's cost.

5.   Space Plannina Allowance.

Upon completion of the Tenant Improvements, Landlord shall reimburse Tenant an amount equal to $0.08 (eight cents) per

_Nr~ma~,~n

J-1


 By:
Name: B~ea~ ~. 8
Title: \l`~c Hzc

, . .
     ..

JN2
     Aa used In this Lahe tara ~Harkat 9asa Rantal Rata" shall aean the annual rental rates then being charged In the "North "aalt. area of Nouston, Taxas, for space comparable to the apace for which the Harket Base Rantal Rata Is being daterminad [taking Into consideration age use, location and/or floor level within the applicable building, definition of net rentable area, leasehold ;mprovaments provided, quality and location of ths appilcable buliding, rental corcesslons leuch as abatements or lassa assunptlonsl and the time the particular rata under conaideratlon became affective). It Is agreed that bona fide written offers to lease the ralavant apace rada to Landlord by third partlas (at ar'R's-langth) may be used by Landlord as an Indlcation of Harkat a~ase Rantal Rata.

     whanevar In thia Laaaa a provision calls for a rental rata to ba, or be adJustad to, the Market Base Rcntal Rata, Tanant shall continua to pay Tenant's Foracast Additlonal Renta( and Tenant's Additional Rental with reapect thereto. In the event the Harket Basa Rental Rate Is deterorined to be a "groas" rate (I.e., the rate Includes an allowance for operating expenses), the Base Rental payable by Tanant during the Renewal Term shall be equal to the Market Base Rental Rate reduced by an amount equal to the operating Expenr,as Amount for the calendar year Smnediately preceding the year in which the Market Base Rental Rate is being determined.

LANDLORD:

UHP, INC

Thomas J. Trzanowskl, Treasurer

TE#AUT:

FIRST ilERLTR STRATEGIES, INC.

By:
Uame:
Tltle:


EXRISIT

WILDING STANDARD ALLOwAIICES:

1. Buliding standard alr conditioning syst_ throughout the leesed premises, as per the Construction Drawings.

'.   Building standard grid ceiling system throughout the leased pr_Isea.

3. Bulidin' standard lights as required, not to exceed ore (I) 110t per eight-five (85) square feet, as per the Construction Drawinga.

4.   Building standard window coverings on all exterior window openings.

5. euliding standard carpet throughout office areas, aa per the Constructlon Drawings.

6. One (1) linear foot of suliding standard finiahed partitioning (with Buliding standard paint and base) per ten ard one-half (I0 1/2) square feet of "Allowable Area~.

7. One (1) Building standard door (with latchaet) per three hurdred (300) square feet of Allowable Area. provided, however, one lockset (with two (2) keys) shall be prowided in 11eu of latchset for each Building code required door opening into a public area.

8. One (I) Building standard light switch per allowed 300 square feet Allowable Area.

9.   One (1) Buliding standard electrical wall outlet per one hundred forty
(140) square feet of Allowable Area, as per the Conatruction 0rawings.

10.  One (1) Buliding standard tele,ohone wall out per two hundred twenty-five
(225) square feet of Allowable Area, as per the Construction Drawings.

II. Building standard coffee bar is four (4) 11near foot plastic lamir~ate lower cabinet. Lease space exceeding 2700 square feet shall receive Building atandard coffee bar four (4) feet long with bar sink and cold water only. Laminated selections to include white or almond color. Ar per the Construction Orawings.

     "AIIowable Area" shall mean the net rentable area of the leased premises minus all On-Floor Common Areas and General Common Areas which were included therein and, In the case of a full floor, minus the areas included in the definition of On-Floor Common Area.